WonderFi

WonderFi Technologies Inc.

Consolidated Financial Statements

December 31, 2022 and September 30, 2021

Independent Auditor's Report To the Shareholders of WonderFi Technologies Inc.	Raymond Chabot Grant Thornton LLP Suite 2000 National Bank Tower 600 De La Gauchetière Street West Montréal, Quebec H3B 4L8 T 514-878-2691

Opinion

We have audited the consolidated financial statements of WonderFi Technologies Inc. (hereafter ''the Company''), which comprise the consolidated statement of financial position as at December 31, 2022, and the consolidated statement of loss and comprehensive loss, the consolidated statement of changes in shareholders' equity and the consolidated statement of cash flows for the fifteen-month period ended December 31, 2022, and notes to consolidated financial statements, including a summary of significant accounting policies.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2022, and its financial performance and its cash flows for the fifteen-month period then ended in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board (IFRS).

Basis for opinion

We conducted our audit in accordance with Canadian generally accepted auditing standards. Our responsibilities under those standards are further described in the ''Auditor's responsibilities for the audit of the consolidated financial statements'' section of our report. We are independent of the Company in accordance with the ethical requirements that are relevant to our audit of the consolidated financial statements in Canada, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Material uncertainty related to going concern

We draw attention to Note 1 to the consolidated financial statements, which indicates the existence of a material uncertainty that may cast significant doubt about the Company's ability to continue as a going concern. Our opinion is not modified in respect of this matter.

Member of Grant Thornton International Ltd	rcgt.com

Key audit matters

Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the consolidated financial statements of the current period. These matters were addressed in the context of our audit of the consolidated financial statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters.

In addition to the matter described in the ''Material uncertainty related to going concern'' section of our report, we have determined that the matters described below are the key audit matters to be communicated in our auditor's report.

Existence and ownership of Digital assets

As described in Notes 3 and 10 to the consolidated financial statements, the Company holds digital assets presented under ''Digital assets inventory'', ''Digital assets'' and ''Client assets'' (hereinafter ''Digital assets'') totalling $163,223,300, of which $152,651,358 is held with a qualified custodian. We identified the existence and ownership (rights and obligations) of the Digital assets as a key audit matter.

Why the matter was determined to be a key audit matter

Digital assets are significant to our audit because they have no physical substance and the total balance as at December 31, 2022 is material to the consolidated financial statements. Given the nature of these assets, significant audit efforts are required.

How the matter was addressed in the audit

Our audit procedures related to the existence and ownership of the Digital assets included, among others:

− We assigned professionals with specialized skills in blockchain, digital assets and cryptography;

− For digital assets safeguarded by a custodian:

• We obtained confirmations of quantities;

• We tested the design and operating effectiveness of internal controls related to the existence and ownership of digital assets including customer key management by obtaining and evaluating the report attesting that those controls at the service organization are operating effectively;

− For the remaining digital assets held by third parties, we obtained and reviewed service agreements and performed the appropriate procedures, depending on the third party, among the following:

• We obtained confirmations of quantities;

• We analyzed transactions subsequent to year-end;

• We traced the digital assets directly to the blockchain using our own node;

− We assessed the adequacy of the Company's disclosures in the consolidated financial statements about digital assets.

Impairment assessment of goodwill and non-financial assets

As described in Note 3 to the consolidated financial statements, goodwill and indefinite life intangible assets are reviewed based on its group of CGUs for impairment annually or at any time if an indicator of impairment exists. All other non- financial assets are reviewed whenever an indicator of impairment exists. We identified the Company's impairment assessment of goodwill and non-financial assets as a key audit matter.

Why the matter was determined to be a key audit matter

The impairment assessment of goodwill and non-financial assets was significant to our audit because management's assessment process is based on assumptions, specifically profit margins, revenue growth rate, terminal growth rate and discount rates, which are affected by expected future market or economic conditions, giving rise to high estimation uncertainty.

In addition, as disclosed in Note 15, the Company's impairment testing resulted in significant impairment expenses on goodwill and intangible assets of $112,508,864 and $8,028,921 respectively.

How the matter was addressed in the audit

Our audit procedures related to the Company's assessment of goodwill and non- financial assets included, among others:

− We evaluated the reasonableness of the Company's cash flows by comparing projections to, among others, historical expenses and operations and current business plans;

− We used our valuation experts to assist us in evaluating the assumptions, methodologies and data used by the Company, in particular those relating to revenue growth rate, terminal growth rate, profit margins and discount rates;

− We tested the completeness and accuracy of the underlying data used in the Company's valuation model;

− We performed a sensitivity analysis on significant management assumptions used in the valuation model. The Company's assumptions are detailed in Note 15 of the consolidated financial statements.

Business combinations

As described in Note 3 to the consolidated financial statements, the Company applies acquisition method to account for business combinations. The Company completed the acquisition of three entities for a total consideration of $157,917,822 in the fifteen-month period ended December 31, 2022. Under the acquisition method, the purchase price was allocated to the assets acquired and the liabilities assumed based on their respective fair value, including identified intangible assets and resulting goodwill. We identified the business combinations as a key audit matter.

Why the matter was determined to be a key audit matter

The business combinations were significant to our audit because of the significant estimates and assumptions management makes with regard to the fair values of assets and liabilities recorded upon the acquisition. This required a high degree of auditor judgment and an increased extent of effort when performing audit procedures to evaluate the reasonableness of management's projections of future cash flows, as well as the selection of discount rates, including the need to involve our valuation experts.

How the matter was addressed in the audit

Our audit procedures related to the business combinations included, among others:

− We evaluated, with the assistance of our valuation experts, the reasonableness of management's:

• projections of future cash flows by comparing the projections to historical results and long-term economic growth forecasts;

• valuation methodologies and discount rates by testing information used to determine the discount rates, performing sensitivity analysis using a range of independent estimates for the discount rates and comparing those to the discount rates applied by management;

• forecasted customer attrition rates by comparing to historical attrition rates;

− We tested the fair values of the assets and liabilities included upon the acquisition which were not subject to cash flow projection valuation methods;

− We tested the mathematical accuracy of calculations;

− We assessed the consistency of the assumptions used with other accounting estimates;

− We tested the existence of assets and liabilities included in the purchase price allocation.

Other matter - comparative information

The consolidated financial statements of the Company for the nine-month period ended September 30, 2021 were audited by another auditor who expressed an unmodified opinion on those statements on December 15, 2021.

Information other than the consolidated financial statements and the auditor's report thereon

Management is responsible for the other information. The other information comprises the information included in Management's Discussion and Analysis, other than the consolidated financial statements and our auditor's report thereon.

Our opinion on the consolidated financial statements does not cover the other information and we do not and will not express any form of assurance conclusion thereon. In connection with our audit of the consolidated financial statements, our responsibility is to read the other information identified above and, in doing so, consider whether the other information is materially inconsistent with the consolidated financial statements or our knowledge obtained in the audit, or otherwise appears to be materially misstated.

We obtained Management's Discussion and Analysis prior to the date of this auditor's report. If, based on the work we have performed on this other information, we conclude that there is a material misstatement of this other information, we are required to report that fact in this auditor's report. We have nothing to report in this regard.

Responsibilities of management and those charged with governance for the consolidated financial statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board (IFRS), and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for assessing the Company's ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Those charged with governance are responsible for overseeing the Company's financial reporting process.

Auditor's responsibilities for the audit of the consolidated financial statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Canadian generally accepted auditing standards will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

As part of an audit in accordance with Canadian generally accepted auditing standards, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

− Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control;

− Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control;

− Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management;

− Conclude on the appropriateness of management's use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company's ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor's report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor's report. However, future events or conditions may cause the Company to cease to continue as a going concern;

− Evaluate the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation;

− Obtain sufficient appropriate audit evidence regarding the financial information of the entities or business activities within the group to express an opinion on the consolidated financial statements. We are responsible for the direction, supervision and performance of the group audit. We remain solely responsible for our audit opinion.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide those charged with governance with a statement that we have complied with relevant ethical requirements regarding independence, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

From the matters communicated with those charged with governance, we determine those matters that were of most significance in the audit of the consolidated financial statements of the current period and are, therefore, the key audit matters. We describe these matters in our auditor's report unless law or regulation precludes public disclosure about the matter or when, in extremely rare circumstances, we determine that a matter should not be communicated in our report because the adverse consequences of doing so would reasonably be expected to outweigh the public interest benefits of such communication.

The engagement partner on the audit resulting in this independent auditor's report is Louis Roy.

Montréal

March 31, 2023

___________________________

1 CPA auditor, public accountancy permit no. A125741

Crowe MacKay LLP 1100 - 1177 West Hastings St. Vancouver, BC V6E 4T5 Main +1 (604) 687-4511 Fax +1 (604) 687-5805 www.crowemackay.ca

Independent Auditor's Report

To the Shareholders of WonderFi Technologies Inc.

Opinion

We have audited the consolidated financial statements of WonderFi Technologies Inc. ("the Group"), which comprise the consolidated statement of financial position as at September 30, 2021 and the consolidated statement of loss and comprehensive loss, changes in shareholders' equity and cash flows for the period then ended, and notes to the consolidated financial statements, including a summary of significant accounting policies.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Group as at September 30, 2021, and its consolidated financial performance and its consolidated cash flows for the period then ended in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board.

Basis for Opinion

We conducted our audit in accordance with Canadian generally accepted auditing standards. Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are independent of the Group in accordance with the ethical requirements that are relevant to our audit of the consolidated financial statements in Canada, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Other Information

Management is responsible for the other information. The other information comprises:

• Management's Discussion and Analysis

• Annual Information Form

Our opinion on the consolidated financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the consolidated financial statements, our responsibility is to read the other information identified above and, in doing so, consider whether the other information is materially inconsistent with the consolidated financial statements or our knowledge obtained in the audit, or otherwise appears to be materially misstated.

We obtained the other information prior to the date of this auditor's report. If, based on the work we have performed on this other information, we conclude that there is a material misstatement of this other information, we are required to report that fact in this auditor's report. We have nothing to report in this regard.

Responsibilities of Management and Those Charged with Governance for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for assessing the Group's ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Group or to cease operations, or has no realistic alternative but to do so.

Those charged with governance are responsible for overseeing the Group's financial reporting process.

Auditor's Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Canadian generally accepted auditing standards will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

As part of an audit in accordance with Canadian generally accepted auditing standards, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

• Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

• Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group's internal control.

• Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

• Conclude on the appropriateness of management's use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Group's ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor's report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor's report. However, future events or conditions may cause the Group to cease to continue as a going concern.

• Evaluate the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

• Obtain sufficient appropriate audit evidence regarding the financial information of the entities or business activities within the Group to express an opinion on the consolidated financial statements. We are responsible for the direction, supervision and performance of the group audit. We remain solely responsible for our audit opinion.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide those charged with governance with a statement that we have complied with relevant ethical requirements regarding independence, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

The engagement partner on the audit resulting in this independent auditor's report is Diana Huang.

"Crowe MacKay LLP"

Chartered Professional Accountants

Vancouver, Canada

December 15, 2021

2

Consolidated Statements of Financial Position (Expressed in Canadian dollars)

	Note(s)	December 31, 2022	September 30, 2021
Assets
Current assets
Cash and cash equivalents	6	10,251,697	20,346,956
Cash collateral deposited	19	1,218,000	-
Trade and other receivables	7	2,390,495	94,759
Prepaid expenses		1,552,966	811,246
Digital asset inventory	8	1,543,318	-
Digital assets	9	664,092	4,110,325
Client assets	10	199,216,665	-
Loan receivable	11	350,855	-
Income tax credit receivable		77,757	-
Total current assets		217,265,845	25,363,286

Property and equipment	12	432,035	8,934
Right-of-use assets	13	229,095	-
Intangible assets	5,14	41,992,736	-
Goodwill	5,15	-	-
Investments	16	536,858	-
Deferred tax assets	17	-	-
Total assets		260,456,569	25,372,220

Liabilities
Current liabilities
Trade and other payables	18	10,018,806	470,010
Lease liabilities	13	234,388	-
Loan payable	19	843,776	-
Due to related parties	20	-	65,370
Client liabilities	10	199,216,665	-
Total current liabilities		210,313,635	535,380
Deferred tax liabilities	17	4,069,280	-
Warrant liabilities	21	880,966	-
Long term debt	22	69,987	-
Total liabilities		215,333,868	535,380

Shareholders' equity
Share capital	23	209,164,509	28,619,942
Contributed surplus		13,186,890	1,292,008
Subscriptions receivable		(12,500)	(12,500)
Deficit		(177,216,198)	(5,062,610)
Total shareholders' equity		45,122,701	24,836,840
Total shareholders' equity and liabilities		260,456,569	25,372,220

The accompanying notes are an integral part of the consolidated financial statements	3

Consolidated Statements of Loss and Comprehensive Loss (Expressed in Canadian dollars, except share and per share amounts)

		15 months period ended December 31, 2022	From Incorporation to September 30, 2021 (9 months period)
	Note(s)	2022	2021
Revenue		9,088,048	-
Expenses
Salaries and wages		12,870,916	134,756
Bank and transaction fees		1,755,824	5,390
Marketing		6,792,312	355,860
Professional and consulting fees		16,455,636	446,534
IT expenses		2,812,337	10,742
Depreciation and amortization	12,13,14	5,515,269	1,778
Share-based payments	23	9,919,046	1,067,924
General and administrative expenses		5,264,462	3,117,868
Operating loss		(52,297,754)	(5,140,852)

Other (gain) loss
Revaluation of digital asset inventory		1,917,753	-
Revaluation of digital assets	9	3,631,734	14,562
Finance income		(95,618)	(2,103)
Finance expense		28,355	-
Loss on remeasurement of the investment to the fair value	5	1,433,852	-
Changes in fair value of warrant liabilities	21	(8,190,436)	-
Loss on investments	16	617,850	-
Impairment on goodwill and intangible assets	14,15	120,535,785	-
Share issuance cost		1,253,437	-
Foreign exchange		126,419	(90,701)
Disposal of digital assets	9	2,007,916	-
Net loss before income taxes		(175,564,801)	(5,062,610)

Deferred tax recovery	17	(3,411,213)	-
Net loss for the period		(172,153,588)	(5,062,610)

Other comprehensive income		-	-

Total comprehensive loss for the period		(172,153,588)	(5,062,610)

Basic and fully diluted per share	28	(1.20)	(0.15)

Weighted average number of common shares		144,011,212	34,467,516

The accompanying notes are an integral part of the consolidated financial statements	4

Consolidated Statements of Changes in Shareholder's Equity (Expressed in Canadian dollars, except quantity of shares)

	Note(s)	Number of common shares	Share capital	Subscriptions receivable	Contributed surplus	Deficit	Total shareholder's equity
			$	$	$	$	$

Balance as of September 30, 2021		60,910,825	28,619,942	(12,500)	1,292,008	(5,062,610)	24,836,840
Private placements	23	32,308,463	62,535,100	-	-	-	62,535,100
Share issuance cost	23	-	(6,655,393)	-	2,243,123	-	(4,412,270)
Shares issued for services	23	6,124,168	7,395,942	-	-	-	7,395,942
Shares issued for options exercised	23	596,375	720,217	-	(424,543)	-	295,674
Shares issued for warrants exercised	23	541,677	957,738	-	(416,061)	-	541,677
Restricted shares issued	23	1,148,839	1,368,141	-	(1,368,141)	-	-
Shares repurchased	23	(4,008,300)	(5,156,317)	-	-	-	(5,156,317)
Shares issued for Business Combinations	5,23	112,207,075	115,289,507	-	1,941,457	-	117,230,964
Shares issued to settle contingent liabilities	23	4,808,733	4,089,633	-	-	-	4,089,633
Share-based payments	23	-	-	-	9,919,047	-	9,919,047
Net loss for the period		-	-	-	-	(172,153,588)	(172,153,588)
Balance as of December 31, 2022		214,637,855	209,164,509	(12,500)	13,186,890	(177,216,198)	45,122,701

Balance as of January 30, 2021		-	-	-	-	-	-
Private placements, prior to RTO	23	58,631,704	28,564,155	(12,500)	-	-	28,551,655
Share issuance cost	23	-	(1,860,681)	-	501,420	-	(1,359,261)
Shares issued for services, prior to RTO	23	461,537	115,384	-	-	-	115,384
Shares issued for debt, prior to RTO	23	85,714	90,000	-	-	-	90,000
Shares issued for options exercises, prior to RTO	23	9,720	3,794	-	(1,363)	-	2,431
Elimination shares of Defi, as part of the RTO	23	(59,188,675)	-	-	-	-	-
Shares issued to shareholders of Defi, as part of the RTO	23	59,188,675	-	-	-	-	-
Shares of Austpro post consolidation of RTO	23	1,700,206	1,700,206	-	-	-	1,700,206
Shares issued for options exercised	23	4,444	2,709	-	(1,598)	-	1,111
Restricted shares issued	23	17,500	4,375	-	(4,375)	-	-
Share-based payments	23	-	-	-	797,924	-	797,924
Net loss for the period		-	-	-	-	(5,062,610)	(5,062,610)
Balance as of September 30, 2021		60,910,825	28,619,942	(12,500)	1,292,008	(5,062,610)	24,836,840

The accompanying notes are an integral part of the consolidated financial statements	5

Consolidated Statements of Cash Flows (Expressed in Canadian dollars)

		15 months period ended December 31, 2022	From Incorporation to September 30, 2021 (9 months period)
	Note(s)	2022	2021
Operating activities
Net loss for the period		(172,153,588)	(5,062,610)
Changes in non-cash operating items
Depreciation and amortization	12, 13,14	5,515,269	1,778
Share-based payments	23	9,919,046	1,067,924
Shares issued for services	23	7,387,270	115,382
Changes in fair value of warrant liabilities	21	(8,190,436)	-
Loss on remeasurement of the investment to the fair value	5	1,433,852	-
Share issuance cost	23	1,253,437	-
Listing expense		-	1,844,665
Loss (gain) on revaluation of digital assets		3,631,734	14,562
Digital assets proof of staking income	9	(51,585)	(174)
Digital assets development expense	9	60,293	-
Foreign exchange loss (gain)		126,419	(90,701)
Deferred tax recovery	17	(3,411,213)	-
Revaluation of digital asset inventory	8	1,917,753	-
Loss (gain) on disposal of digital assets		2,007,916	-
Due from related parties written off		62,417	-
Impairment on goodwill and intangible assets	14,15	120,535,785	-
Loss on investments	16	617,850	-
Interest Expense		28,355	-
Interest income		(44,033)	(1,929)
		142,800,128	2,951,507

Changes in working capital items	24	4,083,942	(3,538,470)
Cash used in operating activities		(25,269,518)	(5,649,573)

Investing activities
Purchase of property and equipment	12	(73,956)	(10,712)
Loan receivable	11	(300,000)	-
Investments		(8,473,369)	-
Interest earned in investments		12,704	2,040
Cash collateral deposited	19	(1,218,000)	-
Cash acquired from business combinations	5	11,219,115	2,977
Cash consideration for acquisitions	5	(37,658,961)	-
Cash used in investing activities		(36,492,468)	(5,695)

Financing activities
Proceeds from private placements	23	62,775,668	27,274,155
Subscriptions paid in advance		-	(12,500)
Share issuance costs	23	(5,584,875)	(1,359,259)
Proceeds from options exercised		295,674	3,542
Proceeds from warrants exercised		541,677	-
Shares repurchased	23	(5,147,641)	-
Settlement of contingent liability		(965,614)
Due to related parties		-	71,901
Repayment of a due to related parties		(65,370)	(6,642)
Lease payments		(182,792)	-
Cash provided by financing activities		51,666,727	25,971,197

Foreign exchange effect on cash		-	31,027
Net change in cash		(10,095,259)	20,346,956
Cash and cash equivalents, beginning of period		20,346,956	-
Cash and cash equivalents, end of period		10,251,697	20,346,956

The accompanying notes are an integral part of the consolidated financial statements	6

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

1. NATURE OF OPERATIONS AND GOING CONCERN

On August 30, 2021, Austpro Energy Corporation ("Austpro") and Defi Ventures Inc. ("Defi") completed a plan of arrangement which resulted in a reverse takeover ("Transaction") of Austpro by the shareholders of Defi. In the closing of this Transaction, Austpro also completed an 8.727:1 consolidation of its common shares and changed its name to WonderFi Technologies Inc. ("WonderFi" or "Company") The Company's wholly owned subsidiary Defi also changed its name to WonderFi Digital Inc. ("WonderFi Digital") as part of the Transaction.

WonderFi commenced operations on January 30, 2021, and was engaged in the development of a technology platform to facilitate investments in the emerging industry of decentralized finance. The Company's common shares trade on the Toronto Stock Exchange ("TSX") under the symbol "WNDR" effective June 22, 2022. The Company was listed on the NEO Exchange prior to the TSX listing. The Company's registered office is located at Suite 250, 780 Beatty Street, Vancouver, British Columbia V6B 2M1.

On March 25, 2022, the Company incorporated a new subsidiary entity Bitbuy Holdings Inc. ("Bitbuy"). Through Bitbuy, the Company completed the acquisition ("Bitbuy Business Combination") of First Ledger Corp., ("FLC"), the parent company of Bitbuy Technologies Inc. and all of its subsidiaries FLC was then immediately amalgamated into Bitbuy. Bitbuy is a leading cryptocurrency platform and the first approved crypto marketplace in Canada.  The acquisition of FLC provides the Company with Canada's largest approved crypto marketplace, and one of the fastest growing crypto platforms in Canada.

On July 4th, 2022, the Company acquired Coinberry Limited ("Coinberry"), which is the second licensed crypto asset trading platform in Canada now wholly owned by WonderFi ("Coinberry Business Combination").

On November 9th, 2022, the Company acquired all the issued and outstanding shares of Blockchain Foundry Inc. ("BCF").

Effective August 12, 2022 the Company changed its financial year end from September 30 to December 31. Accordingly, the consolidated financial statements and comparatives are prepared for the fifteen months ended December 31, 2022 and nine months ended September 30, 2021.

Going concern

As at December 31, 2022, the Company had an accumulated deficit of $177,216,198 and $5,062,610 as at September 30, 2021. Net Loss for the period ended December 31, 2022 was $172,153,588 consisting of $52,297,754 operating loss, $123,267,047 other loss, and $3,411,213 deferred tax recovery, and net loss for the period ended September 30, 2021 was $5,062,610. The Company had a working capital surplus of $6,952,210 as at December 31, 2022 and a working capital surplus of $24,827,906 as at September 30, 2021. These conditions raise material uncertainties which may cast significant doubt as to whether the Company will be able to continue as a going concern.

7

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

These consolidated financial statements have been prepared on a going concern basis, which presumes realization of assets and discharge of liabilities in the normal course of business for the foreseeable future. The Company ability to continue as a going concern depends on its ability to generate sufficient cash recourses to meet its obligations for at least twelve months from the end of the reporting period.

Management has implemented a series of measures to address these concerns and improve the Company's financial position, including:

  Equity financing: The Company established an at-the-market equity distribution plan on December 23, 2022 to issue and sell up to $10,000,000 of common shares of the Company to the public from time to time at the Company's discretion and subject to regulatory requirements. As at December 31, 2022, $0 of this $10,000,000 has been utilized.
  Cost reduction initiatives: The Company has undertaken a comprehensive review of its cost structure and implemented measures to reduce operating expenses.

As a result, these consolidated financial statements do not include adjustments to the amounts and classification of assets and liabilities that might be necessary should the Company be unable to continue a going concern. Such adjustments could be material.

2. BASIS OF PRESENTATION AND STATEMENT OF COMPLIANCE

Statement of compliance

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board ("IFRS").

These consolidated financial statements were approved and authorized for issue by the Board of Directors on March 31, 2023.

Basis of presentation and measurement

These consolidated financial statements have been prepared on a historical cost basis except for the digital asset inventory, digital assets, client assets, investments, client liabilities and warrant liabilities which are measured at fair value.

8

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

Foreign currency translation

The consolidated financial statements are presented in Canadian dollars.  Items included in the financial statements of each of the Company's entities are measured using the currency of the primary economic environment in which the entity operates ('the functional currency').  The Company and all of its subsidiaries use the Canadian dollar as their functional currency.

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of foreign currency transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in currencies other than the Company's functional currency are recognized in the consolidated statements of loss and comprehensive loss.

Basis of consolidation

These consolidated financial statements include accounts of the Company and its wholly-owned subsidiaries, from the date of control, as at December 31, 2022. All intercompany balances and transactions have been eliminated upon consolidation.

Subsidiaries	Jurisdiction	Ownership	Funtional Currency
Bitbuy Gaming Inc.	Canada	100%	Canadian Dollar
Bitbuy Holdings Inc.	Canada	100%	Canadian Dollar
Bitbuy Technologies Inc.	Canada	100%	Canadian Dollar
Blockchain Markets Inc.	Canada	100%	Canadian Dollar
Blockchain Foundry Inc.	Canada	100%	Canadian Dollar
Coinberry Limited	Canada	100%	Canadian Dollar
Twenty One Digital Inc.	Canada	100%	Canadian Dollar
WonderFi Digital Inc.	Canada	100%	Canadian Dollar
WonderFi Interactive Ltd.	Canada	100%	Canadian Dollar

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This note provides a list of the significant accounting policies adopted in the preparation of these consolidated financial statements to the extent they have not already been disclosed in the other notes above. These policies have been consistently applied to all the years presented, unless otherwise stated.

Business Combinations

The Company follows the acquisition method to account for business combinations in accordance with IFRS 3, Business Combinations. The consideration for the acquisition of a business is measured as the fair value of assets transferred, equity instruments issued and liabilities incurred as at the date of acquisition. Identifiable assets acquired and liabilities assumed in a business combination are measured at their estimated fair values on the date of a business acquisition.

9

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

The excess of the consideration transferred over the estimated fair value of the net assets acquired is recorded as goodwill. If the consideration transferred is less than the net assets acquired, the difference is recognized directly in the consolidated statement of loss and comprehensive loss as a gain on acquisition.

Results of operations of a business acquired are included in the Company's consolidated financial statements from the date of the business acquisition. Acquisition costs including those tied to continuing employment of pre-existing shareholders for future services are recognized in the consolidated statement of loss and comprehensive loss.

New information obtained during the measurement period, which is up to 12 months following the acquisition date, about facts and circumstances existing at the acquisition date may affect the purchase price allocation.

Revenue recognition

The Company operates fiat and cryptocurrency exchanges through Bitbuy and Coinberry's website. Revenue arises mainly from the fees taken on cash deposits, transactions and withdrawals.The Company earns revenue by charging a fee to execute such trades and recognizes revenue at a point in time when the trade is complete. The Company also realizes a profit on over-the-counter transactions (OTC) based on the net amount between the purchase price and selling price. The Company acts as an agent on behalf of over-the-counter customers for Digital assets trading as the Company does not control the Digital assets before they are transferred to over-the-counter customers.

To determine whether to recognize revenue, the Company follows a five-step approach:

  Identifying the contract with a customer;
  Identifying the performance obligations;
  Determining the transaction price;
  Allocating the transaction price to the performance obligations;
  Recognizing revenue when/as performance obligations are satisfied.

Revenue is recognized at the point in time when the Company satisfies performance obligations by performing the services to its customers.

Revenue is measured at the fair value of the consideration received or receivable, taking into account contractually defined terms of payment and excluding taxes and duty. The Company assesses its revenue arrangements against specific criteria to determine if it is acting as principal or agent.

10

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

Revenue is recognized to the extent that it is probable that the economic benefits will flow to the Company and the revenue and costs, if applicable, can be measured reliably.

Segment Reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision-maker. The chief operating decision-maker is responsible for allocating resources and assessing performance of the operating segments and has been identified as the President and Interim Chief Executive Officer.

The Company operates through two reportable segments: Centralized Finance (Bitbuy and Coinberry) and Decentralized Finance (WonderFi and BCF).

Cash and cash equivalent

Cash comprises deposits held with financial institutions, third-party payment processors, and crypto asset exchanges with which the Company maintains trading accounts.

Digital asset inventory

The Company has assessed that it acts in a capacity as a commodity broker trader as defined in IAS 2, Inventories, in characterizing certain of its digital asset holdings as inventory. If assets held by commodity broker-traders are principally acquired for the purpose of selling in the near future and generating a profit from fluctuations in price or broker-traders' margin, such assets are accounted for as inventory, and changes in fair value (less costs to sell) are recognized in the statements of loss and comprehensive loss. Fair value is determined by reference to quoted prices published by Cryptocompare, a pricing aggregator.

Digital assets

Digital assets are classified as current assets. In accordance with IAS 38, Intangible Assets, digital assets are initially recognized at cost and the revaluation method is used to measure the digital assets subsequently.

Digital assets are measured at fair value using the quoted price on Cryptocompare, as the principal market or most advantageous market is not always known. The Company believes any price difference amongst the principal market and an aggregated price to be immaterial. Management considers this fair value to be a Level 2 input under IFRS 13, Fair Value Measurement, fair value hierarchy as the price on this source represents an average of quoted prices on multiple digital currency exchanges.

11

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

Digital assets are classified as current assets as they are regularly traded on exchange platforms globally between willing buyers and sellers which provide a high degree of liquidity. Digital assets are considered to have indefinite lives and, therefore, are not amortized but subject to review for impairment. The increase in carrying value at the end of the measurement period is recognized in equity through other comprehensive income and presented as revaluation surplus in equity, unless and to the extent it reverses a revaluation decrease previously recognized in the profit or loss, a decrease in carrying value at the end of the measurement period is recognized in the profit and loss, unless and to the extent of any credit balance existing in the revaluation surplus associated with the underlying asset, in which case the decreases will be recognized through other comprehensive income to reduce the revaluation surplus.

When digital assets are exchanged or sold, the digital assets are derecognized as the Company has transferred substantially all the risks and rewards of ownership.

Client assets and liabilities

Client cash and digital assets are represented as both an asset and liability on the consolidated statements of financial position. The client assets relate to funds deposited with the Company in either fiat or digital assets format for the purpose of executing trades. The client assets are either held with financial institutions or digital assets custodians over which the Company has control over and bears any associated risk. The excess (deficit) of all assets backing client  liabilities is for the benefit of the Company and not owed to customers. The Company is exposed to changes in digital asset prices to the extent that any such excess or deficit exists across the different digital assets.

Digital assets in client assets

Digital assets in client assets are classified as current assets. In accordance with IAS 38, Intangible Assets, digital assets in client assets are initially recognized at cost and the revaluation method is used to measure the digital assets in client assets subsequently.

Digital assets in client assets are measured at fair value using the quoted price on Cryptocompare. The Company believes any price difference amongst the principal market and an aggregated price to be immaterial. Management considers this fair value to be a Level 2 input under IFRS 13, Fair Value Measurement, and the fair value hierarchy, as the price on this source represents an average of quoted prices on multiple digital currency exchanges.

Digital assets in client assets are classified as current assets as they are regularly traded on exchange platforms globally between willing buyers and sellers, which provide a high degree of liquidity.

12

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

Property and equipment

Property and equipment are recorded at cost less accumulated depreciation and accumulated impairment losses. Property and equipment are depreciated on a straight-line basis based on the useful life of each component as follows:

- Computer equipment	36 months
- Furniture and fixtures	36 months

The residual value, useful life and depreciation method applied to each class of assets are reassessed at each reporting date.

Gains or losses arising on the disposal of property, plant and equipment are determined as the difference between the disposal proceeds and the carrying amount of the assets and are recognised within general and administrative expenses.

Intangible assets

Intangible assets acquired separately are initially measured at cost plus direct acquisition costs. Intangible assets acquired in the Business Combinations are measured at their fair value as at the acquisition date.

The Company's intangible assets consist of technology, customer relationships and brand names acquired in Business Combinations are amortized on a straight-line basis over their useful lives as follows:

- Customer relationships	7 years
- Technology	10 years
- Brand	10 years

The residual value, useful life and depreciation method applied to each class of assets are reassessed at each reporting date.

Goodwill

Goodwill represents the excess of the cost of a business combination over the fair value of the identifiable assets, liabilities and contingent liabilities acquired at the date of acquisition. Cost comprises the fair value of assets given, liabilities assumed, and equity instruments issued, plus the amount of any non-controlling interests in the acquiree plus, if the business combination is achieved in stages, the fair value of the existing equity interest in the acquiree. Contingent consideration is included in cost at its acquisition date fair value and, in the case of contingent consideration classified as a financial liability, remeasured subsequently through profit or loss. Direct costs of acquisitions are recognized immediately as an expense. Goodwill is carried at cost less any accumulated impairment losses. Goodwill is allocated to each cash generating unit ("CGU") or group of CGUs. A CGU represents the lowest level within the entity at which the goodwill is monitored for internal management purposes, which is not higher than an operating segment. Goodwill is not amortized, but rather reviewed for impairment annually or more frequently if events or circumstances indicate that the asset might be impaired.

13

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

Impairment of non-financial assets and goodwill

The carrying amount of the Company's property and equipment, right-of-use assets and intangible assets with definite lives, which includes technology, customers lists and brands acquired in Business Combinations, are reviewed whenever an indicator of impairment exists. If such indication exists, the asset's recoverable amount is estimated.

Goodwill and indefinite life intangible assets are reviewed based on its group of cash-generating units ("CGU") for impairment annually or at any time if an indicator of impairment exists.

An impairment loss is recognised for the amount by which the asset's (or cash-generating unit's) carrying amount exceeds its recoverable amount, which is the higher of fair value less costs of disposal and value-in-use. To determine the value-in-use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects the current market assessments of the time value of money and the risks specific to the asset. Assets that cannot be tested individually are grouped at the lowest levels for which there are separately identifiable cash inflows, typically at the CGU level. An impairment loss is recognized whenever the carrying amount of an asset or its CGU exceeds its recoverable amount. Impairment losses are recognized in the consolidated statements of loss and comprehensive loss.

An impairment loss in respect of goodwill is not reversed. In respect of other assets, impairment losses are assessed at each reporting date for an indication that the impairment loss may no longer exist and there has been a change in the estimates used to determine the recoverable amount. Any reversal of impairment losses cannot increase the carrying value of the asset to an amount higher than the carrying amount that would have been determined had no impairment loss been recognized in previous years.

Leases

Leases are recognized as a right-of-use asset with a corresponding liability at the date at which the leased asset is available for use in accordance with IFRS 16, Leases. Each lease payment is allocated between the liability and the finance cost. The finance cost is charged to profit or loss over the lease period to produce a constant periodic rate of interest on the remaining balance of the liability for each period. The right-of-use asset is depreciated over the shorter of the asset's useful life and the lease term on a straight-line basis.

Assets and liabilities arising from a lease are initially measured on a present value basis. Lease liabilities include the net present value of the following lease payments:

14

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)
  Fixed payments, less any lease incentives receivable;
  Variable lease payments that are based on an index or rate;
  Amounts expected to be payable by the lessee under residual value guarantees;
  The exercise price of a purchase option if the Company is reasonably certain to exercise that option; and
  Payments for penalties for terminating the lease.

Lease payments are discounted using the interest rate implicit in the lease. If that rate cannot be determined, the Company's incremental borrowing rate is used, being the rate that the Company would have to pay to borrow the funds necessary to obtain an asset of similar value in a similar economic environment with similar terms and conditions.

Right-of-use assets are measured at cost comprising the following:

  The amount of the initial measurement of lease liability;
  Any lease payments made at or before the commencement date less any lease incentives received;
  Any initial direct costs; and
  Restoration costs.

Payments associated with short-term leases and leases of low-value assets less than $5,000 are recognized on a straight-line basis as an expense in profit or loss. Short-term leases are leases with a term of 12 months or less. Low value assets comprise office equipment.

As a practical expedient, IFRS 16 permits a lessee to not separate non-lease components, but instead account for any lease and associated non-lease components as a single arrangement. The Company has applied this practical expedient.

Provisions

Under IAS 37, Provisions, Contingent Liabilities and Contingent assets, provisions represent liabilities to the Company for which the amount or timing is uncertain. A provision is recognized if, as a result of a past event, the Company has a present legal or constructive obligation that can be estimated reliably, and it is probable that an outflow of economic benefits will be required to settle the obligation. Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. When the Company expects that part or all of the expense will be refunded, the refund will be recognized as a separate asset only on the date when there is certainty of receiving the asset. The expense will be recognized in the statement of profit or loss net of the expected refund.

15

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

Income taxes

Income tax expense comprises current and deferred income tax. Current tax and deferred tax are recognized in the consolidated statement of loss and comprehensive loss except to the extent that they relate to a business combination, or items recognized directly in equity or in OCI.

Current tax is the expected tax payable or recoverable on the taxable income or loss for the period, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous periods.

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is recognized based on tax rates expected to apply to the period when these differences are reversed.

Deferred tax assets are recognized only to the extent it is probable that the underlying tax loss or deductible temporary difference will be utilized against future taxable income. This involves an assessment of when those deferred tax assets are likely to be realized, and a judgment as to whether or not there will be sufficient taxable profits available to offset the tax assets when they do reverse. This requires assumptions regarding future profitability and is therefore inherently uncertain. To the extent assumptions regarding future profitability change, there can be an increase or decrease in the amounts recognized in respect of deferred tax assets as well as in the amounts recognized in profit or loss in the period in which the change occurs. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

Share capital

Financial instruments issued by the Company are classified as share capital only to the extent that they do not meet the definition of a financial liability.

The Company's common shares are classified as equity instruments. Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax, from the proceeds.

Repurchases by the Company of its own common shares under a Normal Course Issuer Bid ("NCIB") are accounted for in accordance with IAS 32, Financial Instruments: Presentation. Upon reacquiring common shares under an NCIB, the Company deducts from equity the purchase price of these common shares and any costs to acquire such common shares. Any such common shares held by the Company are considered treasury shares until they are cancelled.

16

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

Contributed Surplus

Contributed surplus includes consideration recognized pursuant to equity-settled share-based compensation including options, restricted share units and warrants classified as equity.

Share based payments

Share-based payments are recorded in accordance with IFRS 2, Share-based Payment.

Restricted share units

The Company measures the cost of equity-settled share-based transactions by reference to the fair value of the equity instruments at the date at which they are granted. For restricted share units ("RSUs"), the fair value at the grant date is determined by multiplying the Company's share price at the grant date by the number of RSUs granted. The resulting fair value of the RSUs is then adjusted for an estimated forfeiture rate which is determined based on historical data and is recognized over the vesting period. Actual number of RSUs that will eventually vest is likely to be different from estimation.

Shares

The Company grants shares vesting immediately in exchange of certain services. In the absence of evidence to the contrary, the Company presumes the services have been received at the grant date and recognizes the services expense in full with a corresponding increase to share capital.

The fair value of shares vesting immediately is based on the closing stock price at the grant date.

Options and brokers warrants

The Company operates a stock option plan to certain employees. Employee options are measured at the fair value of the options granted and recognized, together with a corresponding increase in equity, over the period in which the performance and/or service conditions are fulfilled, ending on the date on which the relevant party becomes fully entitled to the award ("Vesting Date").

The Company also grants options and warrants in exchange of certain services from non-employees. Options and warrants to non-employees are measured at the fair value of services received or the fair value of the equity instruments issued if it is determined the fair value of the services cannot be reliably measured. The service expenses are recorded at the date the services are received.

The fair value of options and warrants is measured at the grant date and each tranche is recognized on a graded-vesting basis over the vesting period based on the number of options and warrants expected to ultimately vest. The number of options and warrants expected to vest is reviewed for adjustment at least annually. The terms and conditions of the options and warrants granted are accounted for in measuring the fair value using the Black-Scholes option pricing model.

17

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

Where options and warrants are exercised, the cash proceeds along with the amount previously recorded as share-based payment reserves under contributed surplus is reclassified to share capital. Where options and warrants expire unexercised, amounts previously recorded as contributed surplus remain as such.

Units and warrants liabilities

Units issued as part of private placements consisting of one common share of the Company and one-half of one common share purchase warrants are compound financial instruments which are accounted for based on the nature of the individual components. As the conversion option for the warrants has a variable conversion rate which is subject to future events that may take place, the conversion option is noted to violate the fixed-for-fixed criteria within IAS 39, Financial instruments: recognition and measurement, and is classified as a derivative liability, due to the value of the instrument changing based on the underlying change in the fair value of shares,  measured at fair value through profit and loss ("FVTPL"). The residual value between the cash proceeds received from such private placements, and the fair value assigned to the warrants is recognized as equity. The fair value of warrants is updated at each reporting period, with the change in fair value being recognized in the current period statement of loss and comprehensive loss.

Financial Instruments

Financial assets

Recognition and initial measurement

The Company recognizes financial assets when it becomes party to the contractual provisions of the instrument. Financial assets are measured initially at their fair value plus, in the case of financial assets not subsequently measured at FVTPL, transaction costs that are directly attributable to their acquisition. Transaction costs attributable to the acquisition of financial assets subsequently measured at FVTPL are expensed in profit or loss when incurred.

Classification and subsequent measurement

Subsequent to initial recognition, all financial assets, except for client assets, are classified and subsequently measured at amortized cost. Interest revenue is calculated using the effective interest method and gains or losses arising from impairment, foreign exchange and derecognition are recognized in profit or loss. Financial assets measured at amortized cost comprise cash and cash equivalents, cash collateral deposited, cash held in client assets, trade and other receivables and loan receivable.

18

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

Investments

The Company's investments comprise of interests in equity instruments of unlisted companies'. The Company subsequently measures all equity investments at fair value. The equity investments are measured at fair value, using either active market transactions to value its investment or other valuation methods whenever no active market exists. Variation in fair value is recorded in the consolidated statements of loss and comprehensive loss.

Reclassifications

The Company reclassifies debt instruments only when its business model for managing those financial assets has changed. Reclassifications are applied prospectively from the reclassification date and any previously recognized gains, losses or interest are not restated.

Impairment

The Company recognizes a loss allowance for the expected credit losses associated with its financial assets, other than debt instruments measured at FVTPL and equity investments. Expected credit losses are measured to reflect a probability-weighted amount, the time value of money, and reasonable and supportable information regarding past events, current conditions and forecasts of future economic conditions.

The Company assesses whether a financial asset is credit-impaired at the reporting date. For financial assets assessed as credit-impaired at the reporting date, the Company continues to recognize a loss allowance equal to lifetime expected credit losses.

Loss allowances for expected credit losses are presented in the consolidated statements of financial position as a reduction from the gross carrying amount of the financial asset.

Financial assets are written off when the Company has no reasonable expectations of recovering all or any portion thereof.

Derecognition of financial assets

The Company derecognizes a financial asset when its contractual rights to the cash flows from the financial asset expire.

19

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

Financial liabilities

Recognition and initial measurement

The Company recognizes a financial liability when it becomes party to the contractual provisions of the instrument. At initial recognition, the Company measures financial liabilities at their fair value plus transaction costs that are directly attributable to their issuance, with the exception of financial liabilities subsequently measured at FVTPL, for which transaction costs are immediately recorded in profit or loss.

Where an instrument contains both a liability and equity component, these components are recognized separately based on the substance of the instrument, with the liability component measured initially at fair value and the equity component assigned the residual amount. Transaction costs of equity transactions are split between the two components.

Classification and subsequent measurement

The following financial liabilities are measured at FVTPL:

  Warrant financial liabilities
  Client liabilities (to the extent of the obligation to deliver fiat currency, except digital assets)

Changes in the fair value of these financial liabilities are recognized in profit or loss. Financial liabilities are not reclassified subsequent to initial recognition.

The following financial liabilities are measured at amortized cost:

  Trade and other payables
  Loan payable
  Long-term debt
  Due to related parties

Subsequently, these financial liabilities are measured at amortized cost using the effective interest method.

Derecognition of financial liabilities

The Company derecognizes a financial liability only when its contractual obligations are discharged, cancelled or expire.

20

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

Loss Per Share

Basic loss per share is calculated by dividing the loss attributable to common shareholders by the weighted average number of common shares outstanding in the period. For all periods presented, the loss attributable to common shareholders equals the reported loss attributable to owners of the Company. Diluted loss per share is calculated by the treasury stock method and to the extent that it is not antidilutive. Under the treasury stock method, the weighted average number of common shares outstanding for the calculation of diluted loss per share assumes that the proceeds to be received on the exercise of dilutive share options and warrants are used to repurchase common shares at the average market price during the period.

Recently issued accounting pronouncements

New standards adopted as at October 1, 2021

Some accounting pronouncements which have become effective from October 1, 2021 and have therefore been adopted do not have a significant impact on the Company's financial results or position.

Standards, amendments and interpretations to existing standards that are not yet effective and have not been early adopted by the Company:

At the date of authorization of these consolidated financial statements, several new, but not yet effective, standards and amendments to existing standards, and interpretations have been published by the International Accounting Standards Board (IASB). None of these standards or amendments to existing standards have been early adopted by the Company. Management anticipates that all relevant pronouncements will be adopted for the first period beginning on or after the effective date of the pronouncement. New standards, amendments and interpretations not adopted in the current year have not been disclosed as they are not expected to have a material impact on the Company's consolidated financial statements.

4. CRITICAL ACCOUNITNG ESTIMATES AND JUDGEMENTS

The preparation of financial statements requires management to make judgments and estimates and form assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in future periods affected.

21

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

Revenue recognition

Judgement is required in determining whether the Company is the principal or agent in transactions between customers. The Company evaluates the presentation of revenue on a gross or net basis based on whether it controls the digital assets before it is transferred to the customer or whether it acts as an agent by arranging for other customers on the platform to provide the digital assets to the customer. The Company has concluded that it acts as an agent in facilitating the ability for a customer to purchase and sell digital assets.

Valuation of business combinations

Judgment is used in determining whether an acquisition is a business combination or an asset acquisition. Judgment is also made on identifying assets acquired. For a business combination, significant estimates and assumptions are required to determine the purchase price allocation, including the valuation of intangible assets acquired.

Derivative liabilities

The Company values derivative liabilities associated with certain of its warrants from certain financing arrangements by reference to their fair value at the date at which the instrument is granted and each reporting period. Estimating fair value requires judgment in determining the most appropriate valuation model, which is determined based on the characteristics of the related instrument being issued. Further, this estimate also requires determining the most appropriate inputs to include in the valuation model, including the expected life and volatility as well as other subjective variables, and making assumptions about them. The Company values its derivative liabilities using a lattice-binomial option-pricing model ("Binomial Model"), which in management's opinion, best provides a fair measure of the fair value of these warrants. Changes in the input assumptions can materially affect the fair value estimate.

Income taxes

Uncertainties exist with respect to the interpretation of complex tax regulations, changes in tax laws, and the amount and timing of future taxable income and possible sales tax collectable or payable.

The Company's liability for unrecognized tax benefits requires the use of assumptions and significant judgment to estimate the exposures associated with the Company's filing position. Although the Company believes that the judgments and estimates made are reasonable, actual results could differ and resulting adjustments could materially affect effective income tax rate and income tax provision. Any changes, based on additional available information, are accounted for prospectively as a change in accounting estimate.

22

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

Provisions for taxes are made using the best estimate of the amount expected to be paid based on a qualitative assessment of all relevant factors. The Company reviews the adequacy of these provisions at the end of the reporting period. However, it is possible that at some future date an additional liability could result from audits by taxing authorities. Where the final outcome of these tax-related matters is different from the amounts that were initially recorded, such differences will affect the tax provisions in the period in which such determination is made.

Impairment of non-financial assets

Management uses significant judgment in determining the fair value of non-financial assets, estimating the useful lives and impairment. The Company uses judgment in determining the carrying amount of non-financial assets by identifying the cash-generating units to which the asset belongs for purposes of testing for impairment. The Company's estimate of the recoverable amount involves estimating future cash flows before taxes from the relevant CGU. Future cash flows are estimated based on multi-year extrapolation of the most recent historical actual results and budgets. Impairment losses are recognized through profit or loss.

Digital asset inventory

There is limited guidance on the recognition and measurement of digital currencies. In accordance with IAS 2, Inventories, the Company notes that one of its subsidiaries, Twenty One Digital Inc. acts as a commodity broker-trader for its digital assets holdings. If assets held by commodity broker-traders are principally acquired for the purpose of selling in the near future and generating a profit from fluctuations in price or broker-traders' margin, such digital assets are accounted for as inventory and changes in fair value less cost to sell are recognized in profit or loss.

Digital assets

The Company accounts for digital assets as intangible assets in accordance with IAS 38, Intangible Assets. Upon acquisition, the assets are recorded at cost. On an ongoing basis the revaluation method is used to measure the value of the assets. The revaluation method has been applied as an active market exists for the assets Under the revaluation model, revaluation loss will be recognized in the consolidated profit or loss, revaluation gain will be recognized in other comprehensive income or loss and accumulated in the revaluation reserve within equity except to the extent that they reverse a revaluation loss previously recognized in the consolidated profit or loss.

Determination of client asset and liability fair values

Client assets and liabilities consist of cash and cryptocurrency assets. Client asset and liabilities in digital assets are carried at their fair value determined by the quoted price on Cryptocompare, in the case of digital assets, and Bank of Canada, in the case of cash. The digital assets asset market is still a new market and is highly volatile; historical prices are not necessarily indicative of future value. The client liabilities other than the cryptocurrency assets are revalued under IFRS 9, Financial Instruments. A significant change in the market prices for digital assets would have a significant impact on the Company's consolidated financial position.

23

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

Share based payment expenses

The estimation of share-based payment cost required the selection of an appropriate valuation model and consideration as to the inputs necessary for the valuation model chosen. The Company had made estimates as to the volatility of its own shares, the probable life of share options granted and the time of exercise of those share options. The model used by the Company is the Black-Scholes valuation model.

Going concern

The assessment of the Company's ability to continue as a going concern and to raise sufficient funds to pay for its ongoing operating expenditures and meet its liabilities for the ensuing year, involves significant judgment based on historical experience and other factors including an expectation of future events that are believed to be reasonable under the circumstances.

5. BUSINESS COMBINATIONS

Acquisition of First Ledger Corporation

On March 25, 2022, the Company completed the acquisition of First Ledger Corporation ("FLC") by purchasing all of the issued and outstanding shares of the entity and FLC was subsequently amalgamated into Bitbuy. FLC is the parent company of Bitbuy Technologies Inc., Canada's first approved crypto marketplace. The acquisition was completed to expand the product line of the Company to create an innovative experience for our clients, and is a globally competitive platform. On March 25, 2022, pursuant to the purchase agreement, the Company paid $37,658,961 cash and issued 66,640,584 common shares to FLC shareholders at the closing market price of WonderFi's common shares on March 25, 2022.

The acquisition of FLC by the Company has been accounted for as a business combination. The assets acquired from the acquisition are to be recorded at their estimated fair values in accordance with IFRS 3, Business Combination. IFRS 3 allows for a measurement period, which shall not exceed one year from the acquisition date, in which the Company may gather the information necessary to record the acquisition in accordance with IFRS 3. As at December 31, 2022, the Company has finalized the purchase price allocation of for the acquisition. The allocation of purchase consideration is as follows:

24

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

March 24, 2022
Assets acquired:
Cash and cash equivalents	5,376,398
Prepaid expenses	571,570
Sales taxes receivable	1,140,806
Income taxes receivable	281,738
Digital asset inventory	2,771,481
Digital assets	1,451,334
Client assets	395,781,891
Investment	49,500
Property and equipment	360,193
Right-of-use assets	403,429
Customer relationships	30,923,000
Brand	3,718,000
Technology	13,124,000
455,953,340

Liabilities assumed:
Trade and other payables	9,652,082
Client liabilities	395,781,891
Contingent liabilities	3,443,277
Lease liability	403,429
Convertible note payable to WonderFi	5,000,000
Deferred tax liabilities	7,164,524
421,445,203

Net assets acquired	34,508,137

Consideration	134,502,216

Goodwill	99,994,079

The consideration consists of the following components:
Cash	37,658,961
Share consideration	96,628,847
Stock options consideration	151,815
Warrants consideration	62,593
134,502,216

As part of the transaction, the Company replaced the existing stock options and warrants of Bitbuy with those of the Company. The fair value of Bitbuy options already vested as of the date of the acquisition has been incorporated in the purchase price consideration.

25

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

The following assumptions were used in the calculation of the fair value of options as per Black-Scholes option pricing model:

Weighted average assumptions
Share price at grant date	$4.74
Exercise price	$2.40
Expected volatility (based on comparable publicly listed entities)	85%
Expected life	2
Expected dividends	Nil
Risk-free interest rate	2.33%

The following assumptions were used in the calculation of the fair value of 92,813 warrants as per Black-Scholes option pricing model:

Weighted average assumptions
Share price at grant date	$1.47
Exercise price	$1.02
Expected volatility (based on comparable publicly listed entities)	94%
Expected life	0.81
Expected dividends	Nil
Risk-free interest rate	1.67%

The main factors leading to the recognition of goodwill are the presence of certain intangible assets, such as assembled workforce, which do not qualify for separate recognition, and the fact that additional value is generated through the collective use of the acquired assets rather than individually. Goodwill is not expected to be deductible for tax purposes and is included in the CeFi segment.

During the fifteen months ended December 31, 2022, FLC contributed $7,646,671 to the Company's revenue and incurred a loss of $118,768,629 to total comprehensive loss since the acquisition date. Included in the loss during the period is a write off goodwill and intangibles in the amount of respectively $99,994,079 and $8,028,921.

During the fifteen months ended December 31, 2022, the Company paid $2,500,000 in cash and 1,650,683 common shares for a total broker fee of $4,893,490 recorded in professional and consulting fees, and $965,614 cash and 1,708,733 common shares for the contingent liability settlement.

Due to lack of IFRS-specific data prior to the acquisition of FLC, pro-forma revenue and profit or loss of the combined entity during the 15 months period ended December 31, 2022 cannot be determined reliably.

26

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

Acquisition of Coinberry Limited

On July 4, 2022, the Company completed the acquisition of Coinberry by purchasing all of the issued and outstanding shares of the entity. Coinberry is a technology company that gives Canadians an easy, secure way to buy and sell digital currency. This acquisition was made to further solidify WonderFi as a leader amongst crypto companies in Canada.

Prior to the acquisition on March 1, 2022, WonderFi subscribed for a convertible note in the amount of $1,100,000 with Coinberry bearing an interest rate of 4% per annum. This loan was converted to common shares of Coinberry upon the acquisition.  On June 3, 2022, WonderFi entered into a subscription agreement for common shares in the amount of $1,500,000 with Coinberry. The convertible note and subscription agreement provided WonderFi with 8% interest in Coinberry before the acquisition. WonderFi then obtained the remaining 92% interest at the acquisition.

Pursuant to the purchase agreement, the Company issued 25,825,645 common shares to Coinberry shareholders for an aggregate fair value of $13,429,336. The fair value of the common shares has been determined as the closing market price of WonderFi's common shares on July 4, 2022.

The acquisition of Coinberry by the Company has been accounted for as a business combination. The assets acquired from the acquisition are to be recorded at their estimated fair values in accordance with IFRS 3, Business Combination. IFRS 3 allows for a measurement period, which shall not exceed one year from the acquisition date, in which the Company may gather the information necessary to record the acquisition in accordance with IFRS 3. As at December 31, 2022, the Company has finalized the fair value for the acquisition.

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27

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

The allocation of purchase consideration is as follows:

July 3, 2022
Assets acquired:
Prepaid expenses	146,497
Income tax receivable	77,757
Client assets	42,149,297
Due from related parties	62,417
Property and equipment	132,684
Customer relationships	4,427,000
Brand	673,000
Technology	2,339,000
50,007,652

Liabilities assumed:
Trade and other payables	2,025,447
Contingent liabilities	1,612,000
Client liabilities	42,149,297
Long-term debt	40,000
Deferred tax liabilities	315,969
46,142,713

Net assets acquired	3,864,939

Consideration	14,602,958

Goodwill	10,738,019

The consideration consists of the following components:
Fair value of previously held interest (a)	1,173,622
Share consideration	13,429,336
14,602,958

(a) Remeasurement at fair value of the 8% interest previously held in Coinberry resulted in recognition of a $1,433,852 loss in earnings. This loss is presented under the statement of loss and comprehensive loss

The main factors leading to the recognition of goodwill are the presence of certain intangible assets, such as assembled workforce, which do not qualify for separate recognition, and the fact that additional value is generated through the collective use of the acquired assets rather than individually.  Goodwill is not expected to be deductible for tax purposes and is included in the CeFi segment.

During the fifteen months ended December 31, 2022, Coinberry contributed $1,441,377 to the Company's revenue and incurred a loss of $12,527,482 to total comprehensive loss since the acquisition date. Included in the loss during the period is a write off goodwill for an amount of $10,738,019.

28

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

During the fifteen months ended December 31, 2022, the Company paid 1,275,000 common shares for a total of $663,000 recorded in professional and consulting fees, and 3,100,000 common shares for the contingent liability settlement.

Due to lack of IFRS-specific data prior to the acquisition of Coinberry, pro-forma revenue and profit or loss of the combined entity during the 15 months period ended December 31, 2022 cannot be determined reliably.

Acquisition of Blockchain Foundry Inc

On November 7, 2022, the Company completed the acquisition of Blockchain Foundry Inc. ("BCF") by purchasing all of the issued and outstanding shares of the entity. The principal activity of Blockchain Foundry Inc. developing and commercializing blockchain-based business solutions. The acquisition is anticipated to solidify the Company as a Canadian leader in the digital asset space. Pursuant to the purchase agreement, the Company and issued 19,740,846 common shares on November 7, 2022. The fair value of the common shares has been determined as the closing market price of WonderFi's common shares on November 7, 2022.

The acquisition of BCF by the Company has been accounted for as a business combination. The assets acquired from the acquisition are to be recorded at their estimated fair values in accordance with IFRS 3, Business Combination. IFRS 3 allows for a measurement period, which shall not exceed one year from the acquisition date, in which the Company may gather the information necessary to record the acquisition in accordance with IFRS 3.

Final goodwill to be recognized for this acquisition is primarily related to growth expectations, expected future profitability, the substantial skill and expertise of BCF's workforce and expected cost synergies. Goodwill has been allocated to the DeFi segment and is not expected to be deductible for tax purposes.

The net assets acquired recognized in the consolidated financial statements were based on a provisional assessment of BCF's fair value, and the Company is currently evaluating the fair value of the identifiable intangible assets acquired. As management completes its assessment of the fair value of net assets acquired and liabilities assumed, there could be material adjustments to the assets and liabilities.

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29

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

The preliminary allocation of purchase consideration is as follows:

November 7, 2022
Assets acquired:
Cash and cash equivalent	5,842,717
Prepaid expenses	74,061
Sales taxes receivable and other	190,732
Digital assets	1,057
Loan receivables	27,000
Property and equipment	16,295
Investments	214,499
6,366,360

Liabilities assumed:
Trade and other payables	690,328
Loan payable	29,679
720,007

Net assets acquired	5,646,354

Consideration	7,421,119

Goodwill	1,774,766

The consideration consists of the following components:
Share consideration at closing	5,231,324
Holdback share consideration subsequent to the closing date	462,748
Stock option consideration	170,350
Warrants consideration	1,556,697
7,421,119

An aggregate of 6,544,840 Consideration Shares are subject to holdback for the working capital adjustment and the holdback shares will be issued, if at all, once the closing working capital is determined between the parties. If the closing working capital is below the target closing working capital amount, WonderFi shall be entitled to reduce the consideration payable to shareholders of BCF by an amount equal to working capital shortfall multiplied by 1.5, which will be satisfied by WonderFi not issuing an equivalent number of holdback shares. The fair value of the holdback consideration has been determined by calculating the working capital adjustment under the terms of the purchase agreement as of November 7th, 2022.

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30

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

The following assumptions were used in the calculation of the fair value of 7,915,615 options as per Black-Scholes option pricing model:

Weighted average assumptions
Share price at grant date	$0.07
Exercise price	$0.21 to $0.50
Expected volatility (based on comparable publicly listed entities)	169.9%
Expected life	between .02 to 4.2
Expected dividends	Nil
Risk-free interest rate	3.67%

The following assumptions were used in the calculation of the fair value of warrants as per Black-Scholes option pricing model:

Weighted average assumptions
Share price at grant date	$0.27
Exercise price	$2.01
Expected volatility (based on comparable publicly listed entities)	185.0%
Expected life	2.95
Expected dividends	Nil
Risk-free interest rate	4.14%

During the fifteen months ended December 31, 2022, BCF contributed $nil to the Company's revenue and incurred a loss of $1,906,271 to total comprehensive loss since the acquisition date. Included in the loss during the period is a write off goodwill for an amount of $1,774,766.

During the fifteen months ended December 31, 2022, the Company incurred $150,000 in professional fees and consulting for the acquisition.

Due to lack of IFRS-specific data prior to the acquisition of Coinberry, pro-forma revenue and profit or loss of the combined entity during the 15 months period ended December 31, 2022 cannot be determined reliably.

Reverse Takeover Transaction

On August 30, 2021, Austpro Energy Corporation ("Austpro Corporation") and Defi Ventures Inc. ("DeFi Ventures") completed a plan of arrangement which resulted in a reverse takeover of Austpro Corporation by the shareholders of Defi Ventures. As a result of the transaction, the shareholders of Defi Ventures obtained control of WonderFi Technologies Inc. ("WonderFi"), the combined entity, by obtaining control of the voting power of the Company and the resulting power to govern its financial and operating policies.

Following the completion of the Transaction, Austpro delisted from the TSX Venture Exchange, and the resulting entity listed on the NEO Exchange and changed its name to "WonderFi Technologies Inc.". Defi Ventures also changed its name to WonderFi Digital Inc ("WonderFi Digital").

31

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

The Transaction was accounted for as reverse acquisition in accordance with the guidance provided IFRS 3, Business Combination. The transaction does not meet the definition of a business combination in accordance with IFRS 3. The transaction was accounted for as an asset acquisition, where shares were issued by Defi Ventures to acquire the net assets of Austpro Corporation and to acquire a listing status. Therefore, for accounting purposes, Defi Ventures (legal subsidiary) was treated as the accounting parent company and Austpro Corporation (legal parent) was considered as the accounting subsidiary in these consolidated financial statements.

As Defi Ventures was deemed to be the acquirer for accounting purposes, its assets, liabilities, and operations since incorporation are included in these consolidated financial statements at their historic carrying value. Austpro Corporation's results of operations have been included from August 30, 2021, onwards.

August 31, 2021

Assets acquired:
Cash and cash equivalents	2,977
Trade and other receivable	28,148
31,125

Liabilities assumed:
Trade and other payables	175,584
175,584

Net liabilities assumed	(144,459)

The consideration provided for Reverse Aquisition:
Share consideration (a)	1,700,206
Net liabilities assumed (from above)	144,459
Professional fees and other transaction related costs (b)	453,950
2,298,615

(a) 1,700,206 shares held by Austpro shareholders with a fair value of$1.00 per share.
(b) These costs include legal fees, advisory fees, regulatory and filing fees, accounting fees and other professional fees that were incurred for the purposes of the transaction. The Company does not expect to incur such costs in its normal course of operations.

6. CASH AND CASH EQUIVALENTS

The Company holds cash and cash equivalent as follows:

	December 31, 2022	September 30, 2021
Cash	7,047,352	20,346,956
Guaranteed Investment Certificate ("GIC") investments	3,204,345	-
	10,251,697	20,346,956

The GIC investments entered into on April 8, 2022 and December 30, 2022 with prime less 2.65% and 2.15% interest rate respectively. As at December 31, 2022, the interest rate of the April 8, 2022 and December 30, 2022  GIC investments were 3.80% and 4.35% respectively.

32

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

7. TRADE AND OTHER RECEIVABLES

The Company holds trade and other receivables as follows:

	December 31, 2022	September 30, 2021
Trade and other receivables	29,744	78,146
Sales tax receivable	2,360,751	16,613
	2,390,495	94,759

8. DIGITAL ASSET INVENTORY

The Company holds digital assets as inventory as follows:

Digital asset inventory	Units	Amount ($)
Bitcoin (BTC)	20.53	458,071
Ethereum (ETH)	191.87	309,455
USD Coin (USDC)	190.696.02	257,440
Litecoin (LTC)	1,197.55	113,073
Stellar (XLM)	430,131.55	49,709
Others	-	355,570
Balance as of December 31, 2022		1,543,318

9. DIGITAL ASSETS

The digital assets owned by the Company are intangible assets under IAS 38, Intangible Assets.

Digital assets	Units	Amount ($)
Bitcoin (BTC)	20.03	446,846
Ethereum (ETH)	105.57	170,184
Matic (MATIC)	28,034.22	43,057
Others		4,005
Balance as of December 31, 2022		664,092

Digital assets	Units	Amount ($)
Bitcoin (BTC)	42.95	2,400,162
Ethereum (ETH)	388.25	1,484,209
Uniswap (UNI)	3,307.38	99,204
Compound (COMP)	136.65	55,362
Yearn Finance (YFI)	0.67	24,808
Others	-	46,580
Balance as of September 30, 2021		4,110,325

Digital assets held are revalued each reporting period based on the fair market value.

33

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

Digital assets activity during the fifteen months ended December 31, 2022, and nine months end September 30, 2021, are as follows:

	December 31, 2022	September 30, 2021
Balance, beginning of year	4,110,325	-
Digital assets received in exchange for share capital	8,750,001	1,020,000
Digital assets acquired in business combinations	1,452,391	-
Digital assets earned as part of proof of stake	51,585	174
Digital assets development expense	(60,293)	59,674
Digital assets acquired	5,715,004	3,045,039
Digital assets sold	(13,715,272)	-
Gain (loss) on disposal of digital assets	(2,007,916)	-
Gain (loss) on revaluation of digital assets	(3,631,734)	(14,562)
Balance, end of period	664,092	4,110,325

10. CLIENT ASSETS AND LIABILITIES

Client assets and liabilities	Units	Amount ($)
Cash - $CA	-	35,241,283
Cash - $US	-	2,959,492
Bitcoin (BTC)	3,357.68	74,911,519
Ethereum (ETH)	37,443.62	60,596,781
Stellar Lumens (XLM)	35,341,938.39	3,408,361
Cardano (ADA)	8,758,888.08	2,914,958
Solana (SOL)	73,398.82	773,212
Others	-	18,411,059
Balance as of December 31, 2022		199,216,665

As at December 31, 2022, the Company held cash and digital assets on behalf of clients. The Company has control over these assets and bears the associated risks.

The cash held on behalf of clients are in separates bank accounts manage by the Company. The cash held enable clients to execute trades involving digital assets.

In order to comply with registration requirements, the Company is required at all times to hold not less than 80% of the total value of all digital assets held on behalf of clients with a custodian that meets the definition of a qualified custodian under NI 31-103. As a result of this requirement, the Company reallocates the remaining 20% of the digital assets on an as-needed basis across its hot wallets and exchanges to maintain sufficient liquidity to settle customer trades and withdrawals. For the digital assets held by the Company, they are safeguarded separately and distinctly from the Company digital asset. As at December 31, 2022, 94% of the total value of all digital assets held on behalf of clients are store at a qualified custodian.

The Company is exposed to changes in digital assets prices to the extent that any such excess or deficit exists across the different digital assets.

34

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

11. LOAN RECEIVABLE

On April 26, 2022, the Company made a loan in the amount of $600,000 to an unrelated party. The loan accrues 6% interest per annum until the outstanding balance of the loan is fully paid within 12 months of the closing date. As of December 31, 2022, $23,855 interest has been accrued, $300,000 of the principal has been repaid and $300,000 with interest is outstanding.

On November 7th, 2022, the Company acquired a $27,000 non-interest bearing loan receivable to an unrelated party through its business combination transaction with Blockchain Foundry Inc.

12.  PROPERTY AND EQUIPMENT

	Computer equipment	Furniture and fixtures	Total

Cost:
As of January 30, 2021 (Incorporation date)	-	-	-
Additions during the period	10,712	-	10,712
As of September 30, 2021	10,712	-	10,712

Acquired from the business combinations (Note 5)	321,268	187,904	509,172
Additions during the period	73,956	-	73,956
As of December 31, 2022	405,936	187,904	593,840

Depreciation:
As of January 30, 2021 (Incorporation date)	-	-	-
Depreciation during the period	(1,778)	-	(1,778)
As of September 30, 2021	(1,778)	-	(1,778)

Depreciation during the period	(103,131)	(56,896)	(160,027)
As of December 31, 2022	(104,909)	(56,896)	(161,805)

Carrying Amount:
As of September 30, 2021	8,934	-	8,934
As of December 31, 2022	301,027	131,008	432,035

35

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

13. RIGHT-OF-USE ASSETS AND LEASE LIABILITIES

The Company leases its office in Toronto, Ontario. The following table presents the right-of-use assets and lease liabilities for the fifteen months ended December 31, 2022:

Right-of-use assets
Balance as of September 30, 2021	-
Acquired from the Business Combinations (Note 5)	403,429
Modifications	(1,435)
Depreciation during the period	(172,899)
Balance as of December 31, 2022	229,095

As of December 31, 2022	-
Cost	401,994
Accumulated depreciation	(172,899)
Net book value	229,095

Lease liabilities
Balance as of September 30, 2021	-
Acquired from the Business Combinations (Note 5)	403,429
Modifications	(1,435)
Interest expense during the period	15,186
Payment during the period	(182,792)
Balance as of December 31, 2022	234,388

Commitments	December 31, 2022
Current Portion of Lease Liabilities	234,388
Long Term Lease Liabilities	-
234,388

Commitments	December 31, 2022
-
2023	234,388
234,388

36

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

14. INTANGIBLE ASSETS

	Technology	Customer relationships	Brand	Total
Cost:
As of September 30, 2021	-	-	-	-
Acquired from the business combinations (Note 5)	15,463,000	35,350,000	4,391,000	55,204,000
Impairment during the period (Note 15)	(2,258,951)	(5,131,735)	(638,235)	(8,028,921)
As of December 31, 2022	13,204,049	30,218,265	3,752,765	47,175,079

Amortization:

As of September 30, 2021	-	-	-	-
Amortization during the period	(1,129,023)	(3,723,728)	(329,592)	(5,182,343)
As of December 31, 2022	(1,129,023)	(3,723,728)	(329,592)	(5,182,343)

Carrying Amount:
As of December 31, 2022	12,075,026	26,494,537	3,423,173	41,992,736

The intangible assets were acquired on March 25, 2022 and July 4, 2022, pursuant to the Business Combinations (Note 5).

15. GOODWILL

Goodwill

In order to test goodwill for Impairment, the company allocates the carrying value of goodwill to CGUs based on the lowest level goodwill is monitored for internal management purposes. The aggregate carrying amount of goodwill allocated to each CGU  as follows:

	December 31, 2022	September 30, 2021
Net carrying value, beginning of period
Acquired from the Business Combination (Note 5)	112,506,864	-
Impairment during the period	(112,506,864)	-
Net carrying amount, end of period	-	-

Impairment

The Company tests for impairment on an annual basis. For the December 31, 2022 reporting period, the recoverable amount of the CGUs was determined based on value-in-use calculations which require the use of assumptions. The value in use is calculated using a five-year discounted cash flow model, with terminal value. The Company created a range of outcomes in determining the recoverable amount. The key assumptions used to calculate the value in use are those regarding discount rates, growth rates (revenue) and expected changes in margins. The values of these assumptions reflect past experience. Cash flow projections have been discounted using rate of return derived from the Company's after-tax weighted average cost of capital considering specific risk relating to each CGU.

37

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

Below are the results and key assumptions used in the annual impairment test for each CGU:

Impairment Results

	Bitbuy CGU	Coinberry CGU	BCF CGU
Recoverable Amount	17,415,000	5,249,981	3,731,437
Carrying Amount	125,438,000	15,988,000	5,506,202
Excess (impairment)	(108,023,000)	(10,738,019)	(1,774,766)

Bitbuy CGU

The Bitbuy CGU includes those assets directly attributable to the operations of the Company's Bitbuy platform. During the period the Company recorded a write-down of intangible assets and goodwill of the following amounts as the carrying value of the assets were deemed not to be recoverable as at December 31, 2022:

	Goodwill	Intangibles
Net carrying value, beginning of period	-	-
Acquired from FLC business combination (Note 5)	99,994,079	47,765,000
Impairment during the period	(99,994,079)	(8,028,921)
Net carrying amount, end of period	-	39,736,079

The key assumptions used in the model are as follows:

	December 31, 2022	September 30, 2021
Discount rate	18.5%	-
Terminal growth rate	4.00%	-
Terminal EBITA percentage	24.40%	-

The Company has determined the impact of what a reasonable change in each key assumption would be to the discounted cashflows and the affect it would have on the recoverable amount. If all other assumptions were held constant, and the discount rate was decreased by 10%, the recoverable amount of the assets would be $21,326,000. If all other assumptions were held constant, and the forecasted gross margin rate was decreased by 10%, the recoverable amount of the assets would be $16,383,000.

Coinberry CGU

The Coinberry CGU includes those assets directly attributable to the operations of the Company's Coinberry platform. During the period the Company recorded a write-down of goodwill of the following amounts as the carrying value of the asset was deemed not to be recoverable as at December 31, 2022:

	Goodwill	Intangibles
Net carrying value, beginning of period	-	-
Acquired from Coinberry business combination (Note 5)	10,738,019	7,439,000
Impairment during the period	(10,738,019)	-
Net carrying amount, end of period	-	7,439,000

38

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

The key assumptions used in the model are as follows:

	December 31, 2022	September 30, 2021
Discount rate	22.5%	-
Terminal growth rate	4.00%	-
Terminal EBITA percentage	43.00%	-

The Company has determined the impact of what a reasonable change in each key assumption would be to the discounted cashflows and the affect it would have on the recoverable amount. If all other assumptions were held constant, and the discount rate was decreased by 10%, the recoverable amount of the assets would be $4,926,000. If all other assumptions were held constant, and the forecasted gross margin rate was decreased by 10%, the recoverable amount of the assets would be $5,280,000.

Blockchain Foundry Inc CGU

The Blockchain Foundry CGU includes those assets directly attributable to the operations of the Company's NFT marketplace platform development and implementation. During the period the Company recorded a write-down of goodwill of the following amounts as the carrying value of the asset was deemed not to be recoverable as at December 31, 2022:

	Goodwill	Intangibles
Net carrying value, beginning of period	-	-
Acquired from BCF business combination (Note 5)	1,774,766	-
Impairment during the period	(1,774,766)	-
Net carrying amount, end of period	-	-

The key assumptions used in the model are as follows:

	December 31, 2022	September 30, 2021
Discount rate	18.5%	-
Terminal growth rate	4.00%	-
EBITA percentage	24.40%	-

16. INVESTMENTS

On October 19, 2021, the Company made a strategic equity investment of $617,850 in FTX Trading Limited in the form of a private placement. On November 21, 2022, the company impaired its investment of FTX Trading Limited to $nil as management believed it would not be able to recover the amount.

On November 24, 2021, the Company made an equity investment of $253,540 (US$200,000) in Coral Capital Holdings LLC's  venture fund, which focused on Decentralized Finance, blockchain gaming, and digital asset infrastructure. A $19,319 unrealized foreign exchange gain on the investment has been recognized as at December 31, 2022.

39

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

On December 20, 2021, the Company acquired an equity investment of $49,500 in Metaverse Group Limited through its business combination transaction with First Ledger Corporation. Metaverse Group Limited is a leading vertically integrated real estate company focused on the metaverse economy.

On November 7, 2022, as part of the business combination with Blockchain Foundry Inc., WonderFi acquired an equity investment in an unlisted entity with a fair value of $214,499.

The Company records its investment in equity as financial assets at fair value through profit and loss. A loss on the investments in equity was recognized during the fifteen months ended December 31, 2022 in the amount of $617,850.

17. INCOME TAXES

Income tax expense/(recovery) consist of the following components:

	15 months period ended December 31, 2022	From Incorporation to September 30, 2021 (9 months period)
Deferred income tax expense/(recovery):
Origination and reversal of temporary differences	(13,471,897)	(555,273)
Movement in unrecognized deferred income tax assets	10,060,684	555,273
Income tax expense/(recovery)	(3,411,213)	-

The reconciliation of the combined Canadian federal and provincial statutory income tax rate of 27% (2021 - 27%) to the effective tax rate is as follows:

	15 months period ended December 31, 2022	From Incorporation to September 30, 2021 (9 months period)

Net Loss before income taxes	(175,564,801)	(5,062,610)
Statutory income tax rate (%)	27%	27%
Expected recovery at statutory rate	(47,402,496)	(1,366,905)

Increase (decrease) in taxes resulting from:
Non-deductible transaction costs	2,227,564	-
Non-deductible impairment expense	29,814,319	-
Other non-deductible items	1,207,320	811,632
Statutory tax rate differences	681,396	-
Change in deferred income tax assets not recognized	10,060,684	555,273
Income tax expense / (recovery)	(3,411,213)	-

40

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

The significant components of the Company's deferred income tax asset/(liabilities) are comprised of the following:

Deferred income tax asset (liability)
	December 31, 2022	September 30, 2021
Intangible assets	(10,843,863)	-
Right-of-use assets	(60,710)	-
Tax losses carryforwards	6,835,293	-
	(4,069,280)	-

Deferred income tax expense (recovery)
	December 31, 2022	September 30, 2021
Intangible assets	(1,375,233)	-
Right-of-use assets	(46,199)	-
Tax losses carryforwards	(1,989,781)	-
	(3,411,213)	-

Change in deferred income tax balances
	December 31, 2022	September 30, 2021
Net deferred income tax liability, beginning of year	-	-
Recovery/(expense) through earnings	3,411,213	-
Acquired in business combinations	(7,480,493)	-
Net deferred income tax liability, end of year	(4,069,280)	-

Deferred income tax assets are recorded to the extent that the realization of the related tax benefit is probable based on estimated future earnings.  Deferred income tax assets have not been recognized with respect to the following deductible temporary differences:

	December 31, 2022	September 30, 2021
Property and equipment	1,301,539	11,795
Digital Assets	832,422	14,562
Intangible Assets	-	1,151,419
Lease Liabilities	234,388	-
Tax loss carryforwards	46,204,537	5,696,527
Share Issue Costs	7,740,361	2,943,790
Other	2,062,212	176,700
	58,375,459	9,994,793

The Company has non-capital losses to which no deferred tax asset was recognized.  The non-capital losses are available to reduce future year's taxable income and will commence to expire in 2039 if not utilized.

18. TRADE AND OTHER PAYABLES

The Company has trade and other payables as follows:

	December 31, 2022	September 30, 2021
Liquidity provider loan, on demand, non-interest bearing	3,776,448	-
Other accounts payables and accrued liabilities	5,779,610	470,010
Holdback share consideration (Note 5)	462,748
	10,018,806	470,010

41

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

19. LOAN PAYABLE

On August 18, 2022, the Company received a loan of 20 BTC and 200 ETH with 3 months repayment term. The loan requires 133% cash collateral initially in the amount of $1,218,000 with 3.50% annualized interest rate in digital assets. On December 6, 2022 the Company extended the agreement for an additional three-month repayment term, ending March 6, 2023. As of December 31, 2022, the fair value of the loan is $843,776, and the 20 BTC and 200 ETH is recorded in the Company's digital asset inventory.

20. RELATED PARTY PAYMENTS

Company's related parties consist of entities where the executive officers and directors of the Company are principals meaning their position in these entities results in their having control or significant influence over the financial or operating policies of these entities.

Key management personnel are those persons having authority and responsibility for planning, directing and controlling the activities of the Company, directly or indirectly. Key management personnel are the Company's executive management team and members of the Board of Directors.

Key management personnel compensation comprised of share-based compensation, and any salaries paid to these individuals.

During the period ended December 31, 2022 and September 30, 2021, related party transactions were as follows:

	15 months period ended December 31, 2022	From Incorporation to September 30, 2021 (9 months period)
Share-based payments (1)	7,978,243	715,958
Salaries and benefits (2)	2,602,855	168,062
Professional fees (3)	73,849	39,467
	10,654,947	923,487

(1) The Company issued options and RSUs (Note 23 (xxii)(xxiv)) to directors and key management personnel of the Company and recorded the share-based payments related to such issuances based on the vesting schedules.

(2) Salaries and benefits paid to key management personnel during the fifteen months ended December 31, 2022.

(3) Avisar Everyday Solutions ("Avisar") was related to the Company through a key management personal until February 21, 2022. Expense incurred for professional fees for the fifteen months ended was $73,849. As of December 31, 2022, all related party amounts owed to Avisar were paid in full.

42

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

21. WARRANT LIABILITIES

For the period ended December 31, 2022, the Company has completed the following issuances of warrants:

	Bought Deal	Bought Deal
Closing date	26-Oct-21	4-Feb-22
Warrants issued	6,760,002	10,183,333
Stock Price	$2.50	$1.86
Warrants strike price	$2.55	$3.10
Fair value of warrants on issuance	$0.89	$0.30
Warrants term	3 years	2 years
Warrant valuation assumptions:
Valuation model at issuance	Binomial model	Market quote
Valuation model as at December 31, 2022	Market quote	Market quote
Fair value of warrants as at December 31, 2022	$0.06	$0.05

The change in warrant liabilities is as follows:

	October 26, 2021 Warrants		February 4, 2022 Warrants		Total
	# of warrants	$	# of warrants	$	$
Balance as of September 30, 2021	-	-	-	-	-
Recognition of derivative warrant liability on issuance of warrants	6,760,002	6,016,402	10,183,333	3,055,000	9,071,402
Revaluation of derivative warrant liability	-	(5,644,602)	-	(2,545,834)	(8,190,436)
Balance as of December 31, 2022	6,760,002	371,800	10,183,333	509,166	880,966

Warrant liability related to October 26, 2021 Bought Deal public offering

On October 26, 2021, the Company completed a $26,364,002 Bought Deal public offering (the Offering). Under the terms of the Offering, the Company issued 13,520,001 units at a subscription price per Unit of $1.95, each Unit consisting of one common share and one-half of a common share purchase warrant (a Warrant), exercisable for a period of 36 months from the date of issuance at an exercise price of $2.55.

In the event of an additional rights offering, the exercise price and number of shares that such Warrants may be convertible to, may be adjusted. The adjustment results in variability in both the conversion price and the number of shares to be issued, and as such, the Warrants breach the fixed-for-fixed requirement and are classified as a derivative liability measured through FVTPL.

This warrant liability was measured on the issuance period, by using a Binomial Model based on the facts and circumstances on the issuance date. The fair value of the warrants has been measured at $6,016,402 on issuance. The warrants associated with the October 26, 2021 Bought Deal public offering became publicly traded four months after issuance on March 10, 2022. Any resulting gain and loss are recorded in the consolidated statements of loss and comprehensive loss.  A such the Company used the market quote price of $0.06 to determine the fair value of the warrant liability at $371,800  on December 31, 2022.

43

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

Warrant liability related to February 4, 2022 Bought Deal public offering

On February 4, 2022, the Company completed a private placement with the issuance of 18,750,000 Units at a price of $2.40 per unit for aggregate gross proceeds to the Company of $45,000,000. Each Unit consists of one common share of the Company and one-half Warrant of the Company. Each Warrant is exercisable to acquire one Common Share of the Company at an exercise price of $3.10 until February 4, 2024. Overallotment warrants of 808,333 were also issued.

In the event of an additional rights offering, the exercise price and number of shares that such Warrants may be convertible to, may be adjusted. The adjustment results in variability in both the conversion price and the number of shares to be issued, and as such, the Warrants breach the fixed-for-fixed requirement and are classified as a derivative liability measured through FVTPL.

The warrants associated with the February 4, 2022 Bought Deal financing became publicly traded immediately after issuance. Any resulting gain and loss are recorded in the consolidated statements of loss and comprehensive loss. The fair value of the warrants has been measured at $3,055,000 on issuance, using the market quote price of $0.30. The fair value of the warrants as at December 31, 2022 was determined to be $509,166 using the market quote price of $0.05.

22. LONG TERM DEBT

The long term debt consists of the Canada Emergency Business Account loan, which is an interest free loan to cover operating costs, offered in the context of the COVID 19 pandemic outbreak. Repaying the balance of the loan on or before December 31, 2023, will result in a loan forgiveness of $13,333. Any unpaid loan balance as at December 31, 2023, will be converted to a two year term loan at 5% annual interest, with payment commencing January 1, 2024, with the loan fully due by December 31, 2025.

23. SHARE CAPITAL

Authorized

The Company is authorized to issue an unlimited number of common shares without par value.

44

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

Issued

	Number of shares	Amount ($)
Balance as of September 30, 2021	60,910,825	28,619,942
Exercise of options and warrants (xxv) (xxvi)	1,138,052	1,677,955
Conversation of restricted shares units (xxvii)	1,148,839	1,368,141
Issuance of common shares through private placements (xiv) (xv)	32,308,463	55,879,707
Issuance of common shares for business combinations (xvii) (xx) (xxii)	112,207,075	115,289,507
Issuance of common shares for services (xvi) (xviii) (xix) (xxi) (xxiii) (xxiv)	6,124,168	7,395,942
Issuance of common shares to settle contingent liabilities (xx)	4,808,733	4,089,633
Repurchase of shares (xxviii)	(4,008,300)	(5,156,317)
Balance as of December 31, 2022	214,637,855	209,164,509

	Number of shares	Amount ($)
Balance as of January 30, 2021 (Incorporation date)	-	-
Issuance of common shares through private placements (i) (ii) (iii) (v) (vi) (vii) (ix) (xi)	58,631,704	26,703,474
Issuance of common shares for services (iv)	461,537	115,384
Shares issued for debt (viii)	85,714	90,000
Shares of Austpro post consolidation of RTO (x)	1,700,206	1,700,206
Exercise of options and warrants (xii)	14,164	6,503
Conversation of restricted shares units (xiii)	17,500	4,375
Balance as of September 30, 2021	60,910,825	28,619,942

(i) On January 30, 2021, the Company issued 15,000,000 common shares at $0.002 per share for total proceeds of $30,000 and recognized share-based payments of $0.018 per share for an aggregate total of $300,000.

(ii) On February 16, 2021, the Company completed a private placement with the issuance of 1,538,461 common shares of the Company at a price of $0.13 per share for total proceeds of $200,000.

(iii) On March 5, 2021, the Company completed a private placement with the issuance of 7,460,000 common shares at a price of $0.25 per share for total proceeds of $1,865,000.

(iv) On March 5, 2021, the Company issued 461,537 common shares to certain advisors to settle consulting fees of $115,384.

(v) On April 14, 2021, the Company completed a private placement and issued 2,600,000 common shares for gross proceeds of $650,000.

(vi) On May 21, 2021, the Company completed a private placement and issued 9,000,000 common shares for gross proceeds of $2,250,000.

(vii) On June 30, 2021, the Company completed a private placement and issued 5,318,243 common shares for gross proceeds of $5,584,155.

45

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

(viii) On July 2, 2021, the Company issued 85,714 common shares to a service provider as a settlement for a promissory note valued at $90,000.

(ix) Concurrent to completion of the Transaction (Note 1) on August 30, 2021, 17,715,000 common shares of the Company were issued for gross proceeds of $17,715,000. As part of the private placement the Company issued 960,575 agents warrants to certain agents. The fair value of the agents' warrants has been measured using the Black-Scholes option pricing model at $501,420 and has been recorded as share issuance costs. The following assumptions were used in the calculation of agents' warrants as per Black-Scholes option pricing model:

Weighted average
Share price at grant date (based on arm's length financings completed)	$1.00
Exercise price	$1.00
Expected volatility (based on comparable publicly listed entities)	100%
Expected life	2 years
Expected dividends	Nil
Risk-free interest rate	0.32%

(x) On August 30, 2021, the Company completed the Reverse Takeover Transaction (Note 1), and as part of the closing of the Transaction, Austpro consolidated its issued and outstanding shares to 1,700,206 common shares of the Company and changed its name to WonderFi on August 25, 2021. WonderFi issued 59,188,675 common shares of the Company to the shareholders of Defi on a 1:1 basis on August 30, 2021.

(xi) The Company incurred cash-based share issuance costs of $1,359,261 regarding the private placements during the period from January 30, 2021 to September 30, 2021.

(xii) A total of 14,164 stock options were exercised for 14,164 common shares of the Company for cash proceeds of $3,542 during the period from January 30, 2021, to September 30, 2021.

(xiii) A total of 17,500 common shares of the Company were issued to an employee of the Company as per the RSUs granted during the period from January 30, 2021, to September 30, 2021 at the fair value of $4,375.

(xiv) On October 26, 2021, the Company completed a private placement with issuance of 13,520,001 units ("Units") at a price of $1.95 for aggregate gross proceeds to the Company of $26,364,002 which $3,750,000 was received in digital assets. Each Unit consists of one common share of the Company (and one-half of one common share purchase warrant ("Warrant") of the Company. An amount of $20,347,600 was allocated to share capital and an amount of $6,016,402 to warrant liability (Note21).

46

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

The Company incurred cash-based share issuance costs of $2,206,348 regarding the private placement, $503,500 was recorded to the statement of loss and comprehensive loss. As part of the private placement, the Company also issued 38,462 shares and 910,503 broker warrants to certain agents. Each broker warrant is exercisable to acquire one common share and one-half of one common share purchase warrant of the Company at an exercise price of $2.55 for a period of 36 months from the issuance date. The fair value of the broker warrants has been measured using the Black-Scholes option pricing model at $1,897,321 and has been recorded as share issuance costs, $432,979 was recorded to the statement of loss and comprehensive loss. The following assumptions were used in the calculation of broker warrants as per Black-Scholes option pricing model:

Weighted average
Share price at grant date	$2.55
Exercise price	$1.95
Expected volatility (based on comparable publicly listed entities)	151%
Expected life	3 years
Expected dividends	Nil
Risk-free interest rate	0.94%

(xv) On February 4, 2022, the Company completed a private placement with the issuance of 18,750,000 Units at a price of $2.40 per unit for aggregate gross proceeds to the Company of $45,000,000 which $5,000,001 was received in digital assets. Each Unit consists of one common share of the Company and one-half Warrant of the Company. An amount of $42,187,500 was allocated to share capital and an amount of $2,812,500 to warrant liability (Note 21). Overallotment Warrants of 808,333 were also issued. Each Warrant is exercisable to acquire one Common Share of the company at an exercise price of $3.10 until February 4, 2024, for an amount of $242,500 allocated to warrant liability (Note 21).

The Company incurred cash-based share issuance costs of $3,378,527 with respect to the private placement, $214,056 was recorded to the statement of loss and comprehensive loss. As part of the private placement, the Company also issued 1,151,042 broker warrants and 26,271 overallotment broker warrants to certain agents. Each broker warrant is exercisable to acquire one common share and one-half Warrant of the Company at an exercise price of $3.10 until February 4, 2024. The fair value of the broker warrants and overallotment broker warrants has been measured using  the market price of the warrants at $345,313 and $7,881 respectively and has been recorded as share issuance costs, $29,463 in total has been recorded in the statement of loss and comprehensive loss.

(xvi) On February 7, 2022, the Company issued 1,000,000 common shares to advisors as consulting fees totaling $1,780,000.

47

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

(xvii) On March 25, 2022, WonderFi issued 66,640,584 common shares of the Company to the shareholders of FLC on a 2.3528:1 basis with respect to the Bitbuy Business Combination (Note 5). The Company also issued 1,650,683 common shares relating to broker fees totaling $2,426,504 and 1,708,733 shares for the contingent liability settlement for $2,477,633.

(xviii) On March 25, 2022, the Company issued 1,000,000 common shares to advisors as consulting fees totaling $1,230,000.

(xix) The company issued 921,453 and 185,185 common shares on April 8, 2022 and June 30, 2022 for $1,369,961 finder's fee of FLC acquisition and $100,000 listing sponsorship service respectively.

(xx) On July 4, 2022, WonderFi issued 25,825,645 common shares of the Company to the shareholders of Coinberry on a 1.1129:1 basis with respect to the Coinberry Business Combination (Note 5). The Company also issued 1,275,000 common shares to advisors for consulting fees totalling $471,750 and 3,100,000 shares for the settlement of a contingent liability of $1,612,000.

(xxi) On September 21, 2022, the Company issued 27,785 common shares to advisors for consulting fee totalling $10,680.

(xxii) On November 7, 2022, WonderFi issued 19,740,846 common shares of the Company to the shareholders of BCF on a 4.64037:1 basis with respect to the BCF Combination (Note 5).

(xxiii) On December 28, 2022, the Company issued 50,000 common shares to advisors for consulting fee totalling $5,500.

(xxiv) On December 28, 2022, the Company issued 14,062 common shares to advisors for consulting fee totalling $1,546.

(xxv) A total of 596,375 stock options were exercised for 596,375 common shares of the Company for cash proceeds of $295,674 during the fifteen months ended December 31, 2022 which an amount of $720,217 was added to share capital and the difference to the contributed surplus.

(xxvi) A total of 541,677 warrants were exercised for 541,677 common shares of the Company for cash proceeds of $541,677 during the fifteen months ended December 31,2022, which an amount of $957,738 was added to share capital and the difference to the contributed surplus.

(xxvii) A total of 1,148,839 common shares of the Company were issued to the employees, and directors of the Company upon vesting of the RSUs at the fair value of $1,368,141.

48

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

Normal Course Issuer Bid

(xxviii) On February 17, 2022, the Company announced its intent to commence a Normal Course Issuer Bid ("NCIB"). As at December 31, 2022, the Company repurchased 4,008,300 of its common shares on the open market through its broker at an average purchase price of $1.28 per share for a total of $5,156,317. Of these common shares, 607,900 shares were cancelled on February 28, 2022, and 3,400,400 shares were cancelled on March 31 ,2022.

Options

The Company has established a Stock Option Plan under which, the Board of Directors may, from time to time, grant options to directors, officers, employees, or consultants of the Company. The aggregate number of shares issuable upon the exercise of all options granted under the Plan shall not exceed 10% of the issued and outstanding common shares of the Company. Under the Stock Option Plan, the exercise price of an option cannot be lower than the closing price on the TSX on the trading date preceding the date of grant. Each stock option and all rights thereunder shall be expressed to expire on the date as set out in the option agreement or the maximum term of 10 years, whatever comes earlier.

The weighted average inputs used in the measurement of the fair values at grant date of the stock options are as follows:

Weighted average assumptions
Share price at date of grant	$1.05
Exercise Price	$1.00
Volatility	139%
Expected Life	4.59
Dividends	Nil
Risk free Rate	2.59%

The weighted average of the fair value of granted options was estimated on dates of grant at $0.94. Volatility was based upon comparable trading entities.

A summary of the Company stock options as at and during the fifteen months ended December 31, 2022 and nine months ended September 30, 2021 is as follows:

	Number of options	Weighted average exercise price	Weighted average remaining life
Balance as of September 30, 2021	2,159,720	0.61	4.68
Granted	15,257,361	1.00
Exercised	(596,375)	0.50
Expired / cancelled / forfeited	(5,196,551)	1.52
Balance as of December 31, 2022	11,624,155	0.73	4.53

Exercisable as of December 31, 2022	3,023,266	0.82	4.23

49

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

	Number of options	Weighted average exercise price	Weighted average remaining life
Balance as of January 30, 2021	-	-	-
Granted	2,460,000	0.56
Exercised	(14,164)	(0.25)
Expired / cancelled / forfeited	(286,116)	(0.25)
Balance as of September 30, 2021	2,159,720	0.61	4.68

Exercisable as of September 30, 2021	38,333	0.46	4.44

The average share price at the date of the exercised options was $2.31 for the fifteen months ended December 31, 2022 ($0.87 for the nine months ended September 30,2021).

The Company recorded a total of $6,457,568 as share-based payments expense during the fifteen months ended December 31, 2022 ($427,590 for nine months ended September 30, 2021), based on the graded vesting schedule of such stock options.

Restricted Share Units

The Board of Directors may, from time to time, award RSUs to directors, officers, and employees. Under the incentive plan the maximum number of shares the Company is entitled to issue from treasury for payments in respect of awards of stock options and RSUs cumulatively should not exceed 10% of the total number of shares issued and outstanding. Upon vesting, the awardees of the RSUs will receive one common share of the Company for each RSU held. These RSUs include service conditions only.

The vesting of RSUs is based on the following service condition schedule:

Number of RSUs Granted	Fair Value per RSUs ($)	First Vesting Date	Vesting Criteria
280,000	0.25	23-Sep-21	6.25% vest every 3 months
1,450,000	1.05	29-Oct-21	10% vest every 3 months
100,000	2.39	19-Jan-22	8.33% vest every 3 months
50,000	1.31	21-Feb-22	100% vest immediately
460,000	2.39	16-Apr-22	8.33% vest every 3 months
300,000	1.96	7-May-22	8.33% vest every 3 months
20,000	0.59	17-May-22	100% vest immediately
660,000	1.31	21-May-22	8.33% vest every 3 months
100,000	0.52	4-Jul-22	100% vest immediately
500,000	0.52	4-Aug-22	4.17% every month
1,110,000	0.59	17-Aug-22	8.33% vest every 3 months
100,000	0.52	4-Oct-22	8.33% vest every 3 months
56,250	0.185	30-Nov-22	25% every 3 months
100,000	0.355	12-Jan-23	8.33% vest every 3 months
400,000	0.235	19-Feb-23	8.33% every 3 months
270,000	0.185	28-Feb-23	8.33% every 3 months

50

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

A summary of the Company's RSUs as at and during the fifteen months ended December 31, 2022 and nine months ended September 30, 2021  is as follows:

Number of RSUs
Balance as of September 30, 2021	1,712,500
Granted	4,226,250
Vested and Issued	(1,148,052)
Expired / cancelled / forfeited	(600,000)
Balance as of December 31, 2022	4,190,698

Balance as of January 30, 2021	-
Granted	1,730,000
Vested and Issued	(17,500)
Balance as of September 30, 2021	1,712,500

The Company recorded a total of $3,461,479 as share-based payments expense based on the graded vesting schedule of the granted RSUs during the fifteen months ended December 31, 2022 ($370,334 for the nine months ended September 30, 2021).

Brokers warrants

A summary of the Company's warrants as at and during the fifteen months ended December 31, 2022 and nine months ended September 30, 2021 as follows:

Number of Warrants
Balance as of September 30, 2021	960,575
Granted	10,096,243
Exercised	(541,677)
Expired / cancelled / forfeited	-
Balance as of December 31, 2022	10,515,141

Balance as of January 30, 2021	-
Granted	960,575
Exercised	-
Expired / cancelled / forfeited	-
Balance as of September 30, 2021	960,575

The Company recorded a total of $2,243,122 as share issuance costs for the warrants granted during the fifteen months ended December 31, 2022 (nine months ended September 30, 2021 - $501,420).

Escrow Shares

The Company and certain shareholders of the Company entered into voluntary Lock-up Agreements where certain common shares are subject to resale restrictions, as per the escrow schedules.

51

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

Pooled shares that were originally issued at $0.002 per share and have not been transferred for a value of $0.25 or greater shall be released as follows:

Number of Pooled Shares	First Release Date	Release Policy
3,726,102	30-Aug-21	100% on date of release
3,726,102	28-Feb-22	100% on date of release
3,726,102	30-Aug-22	100% on date of release
3,726,102	28-Feb-23	100% on date of release

Pooled shares that were originally issued at $0.13 per share have been fully released as at December 31, 2022.

Pooled shares for the FLC Business Combination (Note 5) shall be released as follows:

Number of Pooled Shares	First Release Date	Release Policy
42,947,658	25-Mar-22	8.33% every month
23,465,727	25-Jul-22	25% every 4 months
1,935,928	25-Mar-23	100% on date of release

Pooled shares for the Coinberry Business Combination (Note 5) shall be released as follows:

Number of Pooled Shares	First Release Date	Release Policy
16,411,816	4-Oct-22	12.5% every 3 months
10,821,408	4-Aug-22	8.33% every month
3,100,000	4-Jul-22	25% every month

Pooled shares for the Blockchain Foundry Inc. Business Combination (Note 5) shall be released as follows:

Number of Pooled Shares	First Release Date	Release Policy
1,736,022	10-Nov-22	100% on date of release
273,586	25-Feb-23	100% on date of release
273,586	7-May-23	100% on date of release
273,590	7-Aug-23	100% on date of release
273,590	7-Nov-23	100% on date of release

As at December 31, 2022, total of 39,819,642 (September 30, 2021 - 12,403,846) shares remain in escrow as part of the pooling agreement.

52

Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

24. ADDITIONAL DETAILS TO THE STATEMENTS OF CASH FLOWS

	15 months period ended December 31, 2022	From Incorporation to September 30, 2021 (9 months period)
Changes in working capital items
Trade and other receivables	(964,199)	(94,759)
Prepaid expenses	50,408	(811,246)
Income tax receivable	281,738	-
Trade and other payables	(3,425,598)	412,574
Digital asset inventory	141,325	-
Purchase of digital assets	(5,715,004)	(3,045,039)
Disposal of digital assets	13,715,272	-
	4,083,942	(3,538,470)

25. FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

Fair value measurements

IFRS 13, Fair-Value Measurement, establishes a fair value hierarchy that reflects the significance of the inputs used in making the measurements. The fair value hierarchy has the following levels:

  Level 1 - quoted prices (unadjusted) in active markets for identical assets or liabilities;
  Level 2 - inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and
  Level 3 - inputs for the asset or liability that are not based on observable market data (unobservable inputs).

The Company's assets and liabilities measured at fair value on a recurring basis have been categorized into the fair value hierarchy as follows:

	Category	Fair Value as at December 31, 2022	Fair Value as at September 30, 2021

Financial assets at FVTPL
Digital asset inventory	Level 2	1,543,318	-
Digital assets	Level 2	664,092	4,110,325
Client assets	Level 2	199,216,665	94,759
Investments	Level 3	536,858	-

Financial liabilities at FVTPL
Client liabilities	Level 2	199,216,665	-
Warrant liabilities	Level 2	880,966	-

There was no movement of financial instruments between levels during the period.

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Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

The Company determined that the carrying values of its short-term financial assets and liabilities approximate the corresponding fair values because of the relatively short periods to maturity of these instruments and the low credit risk.

Financial risk management

The Company's risk management policies are established to identify and analyze the risks faced by the Company, to set appropriate risk limits and controls, and to monitor risks and adhere to market conditions. The Company has exposure to credit risk, liquidity risk and market risk as a result of its use of financial instruments. This note presents information about the Company's exposure to each of the risks and the Company's objectives, policies, and processes for measuring and managing these risks. Further quantitative disclosures are included as applicable.

The Board of Directors has the overall responsibility for the establishment and oversight of the Company's risk management framework. The Board has implemented and monitors compliance with risk management policies.

Currency risk

The Company's expenses are primarily denominated in Canadian dollars. The Company's corporate offices are based in Canada and current exposure to exchange rate fluctuations is minimal. As at December 31, 2022, the Company was exposed to currency risk through the cash held that is denominated in US dollars.

Interest rate risk

The Company is exposed to interest rate risk on GICs, which bear interest at fixed rate of interest, and as a result, the management has assessed interest rate risk as limited. The fair value interest rate risk on GICs is insignificant as the term is short. The Company has not entered into any derivative instruments to manage interest rate fluctuations.

Credit risk

Credit risk is the risk of an unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations. The Company is exposed to credit risk on cash in client assets and its own cash and cash equivalents, cash collateral deposited, trade receivable, loan receivable and customer digital assets and its own digital assets. To minimize the credit risk, the Company places its cash with major financial institutions. The Company uses the services of BitGo,Fireblocks and Aquanow for the digital assets. Fireblocks and Aquanow are considered one of the largest global custodians for digital assets. The Company does not self-custody its digital assets. In addition, the Company is subject to credit risk in relation to the balances of its investments. To minimize the credit risk on the investments, the Company regularly monitors its investments.

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Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

Price and concentration risk

Price risk is the risk of dispositions of investments at less than favourable prices due to unfavourable market conditions. The Company is exposed to insignificant price and concentration risk on its digital assets.

Counterparty Risk

Counterparty risk is the risk of an unexpected loss if a third party fails to meet its contractual obligations. The Company is exposed to counterparty risk primarily through its digital assets, digital asset inventories and client assets.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company manages the liquidity risk resulting from its trade and other payables, client liabilities, loans payable, long-term debt and warrant financial liabilities by maintaining cash and crypto inventory balances that are adequate to satisfy trade and other payables and client liabilities and monitoring cash outflows. The Company maintains a balance between continuity of funding and the flexibility through the use of borrowings and expects to have adequate sources of funding to finance the Company's projects and operations.

The following table outlines the Company's contractual undiscounted obligations:

	0 - 1 Year $	2 - 3 Years $	3 + Years $

Trade and other payables	10,018,806	-	-
Loan payable	843,776	-	-
Client liabilities	199,216,665	-	-
Warrant liabilities	-	880,966	-
Long term debt	-	69,987	-

Digital currencies risk

Digital asset prices are affected by various forces including global supply and demand, interest rates, exchange rates, inflation or deflation and global political and economic conditions. A decline in the market prices for digital assets could negatively impact the Company's future operations. The Company holds digital assets on reputable custodian and liquidity providers with a total value of $477,826 as at December 31, 2022 (September 30, 2021 - $4,110,325). At December 31, 2022, had the market price of the Company's holdings of digital assets changed by 10% with all other variables being constant, the corresponding digital asset value change would amount to approximately $47,782.

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Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

Some fiat and digital assets of Bitbuy are held on account with various third-party digital asset trading platforms.  These deposits are held on account to allow for successful completion of user purchases and sales of digital assets.  These digital assets are transferred to Bitbuy's digital custodian accounts and fiat funds are transferred to financial institutions on an ongoing basis.

26. CAPITAL MANAGEMENT

Risk management

The group's objectives when managing capital are to:

  safeguard their ability to continue as a going concern, so that they can continue to provide returns for shareholders and benefits for other stakeholders, and maintain an optimal capital structure to reduce the cost of capital.

The capital structure of the Company consists of equity composed of issued share capital and contributed surplus and cash and cash equivalents. In order to maintain or adjust the capital structure, return capital to shareholders, issue new shares or sell assets to reduce debt.

27. SEGMENT INFORMATION

The Company operates through two reportable segments: Centralized Finance (Bitbuy and Coinberry) and Decentralized Finance (WonderFi and BCF).

The operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision-maker, who is responsible for allocating resources and assessing the performance of the operating segments. The chief operating decision-maker has been identified as the President and Interim Chief Executive Officer. The Company has two operating and reportable segments: Decentralized Finance and Centralized Finance. All revenues and non-current assets are in Canada.

	15 months period ended December 31, 2022
	DeFi	CeFi	Total
Revenue	-	9,088,048	9,088,048

Salaries and wages	5,008,278	7,862,638	12,870,916
Professional and consulting fees	15,217,638	1,237,998	16,455,636
Share-based payments	9,919,046	-	9,919,046
Marketing	4,538,756	2,253,556	6,792,312
Bank and transaction fees	292,979	1,462,845	1,755,824
Other general and administrative expenses	4,106,044	12,217,286	16,323,330
Impairment on goodwill and intangible assets	1,774,766	118,761,019	120,535,785
Segment net loss before income taxes	(40,857,507)	(134,707,294)	(175,564,801)

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Notes to Consolidated Financial Statements (Expressed in Canadian dollars, unless otherwise stated)

	From Incorporation to September 30, 2021 (9 months period)
	DeFi	CeFi	Total
Revenue	-	-	-

Salaries and wages	134,756	-	134,756
Professional consulting and fees	446,534	-	446,534
Share-based payments	1,067,924	-	1,067,924
Marketing	355,860	-	355,860
Bank and transaction fees	5,390	-	5,390
Other general and administrative expenses	3,052,146	-	3,052,146
Impairment on goodwill and intangible assets	-	-	-
Segment net loss before income taxes	(5,062,610)	-	(5,062,610)

28. LOSS PER SHARE

No diluted loss per share has been calculated for the fifteen months ended December 31, 2022 and nine months ended September 31, 2021, given the Company's loss position, as the effect would be antidilutive. Basic loss per share is calculated by dividing the net loss by the weighted average number of shares.

The Basic and fully diluted loss per share for the fifteen months ended December 31, 2022 and nine months ended September 31, 2021 are as follows:

	15 months period ended December 31, 2022			From Incorporation to September 30, 2021 (9 months period)
Basic and fully diluted loss per share	Net loss	weighted average # of shares	Loss per share	Net loss	weighted average # of shares	Loss per share
	(172,153,588)	144,011,212	(1.20)	(5,062,610)	34,467,516	(0.15)

29. SUBSEQUENT EVENTS

On  January 30, 2023, WonderFi closed its brokered private placement of units for gross proceeds of $5,016,000. The Offering was conducted by a syndicate of agents led by PI Financial Corp., and including Canaccord Genuity Corp. and PowerOne Capital Markets Limited, and consisted of the sale of 22,800,000 Units at a price of $0.22 per Unit. Each Unit was comprised of one common share in the capital of the Company and one Common Share purchase warrant.

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